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                              AMENDED AND RESTATED
                                YPTEL AGREEMENT

    This YPTEL AMENDED AND RESTATED AGREEMENT (THE "RESTATED AGREEMENT") is made and entered into as of October 26, 1999 by and among Advanced Communications Group, Inc., a Delaware corporation ("PARENT"), YPtel Corporation, a corporation incorporated under the laws of Canada (THE "COMPANY"), the shareholders of the Company listed on the attached EXHIBIT A, Edward Truant, Douglas G. McIntyre, Jeffrey L. Rosenthal, Stephen D. Lister, The J.L.R. Family Trust and The Paisley Family Trust (COLLECTIVELY, THE "ICL PRINCIPALS"), Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust ("BARBADIAN TRUSTS") (the shareholders listed on EXHIBIT A, the ICL Principals and the Barbadian Trusts are collectively referred to herein as the "SHAREHOLDERS") and Imperial Capital Limited, a corporation incorporated under the laws of the Province of Ontario ("ICL"). The ICL Principals are executing this Restated Agreement solely for the purpose of making the representations and warranties of the ICL Principals set forth in ARTICLE II and for agreeing to the indemnification obligations of the ICL Principals set forth in ARTICLE IX, and for agreeing to the obligations of the ICL Principals set forth in SECTION 4.1,
SECTION 6.6 and the other provisions of this Restated Agreement. ICL is the attorney-in-fact pursuant to certain powers of attorney (THE "POWERS OF ATTORNEY"), pursuant to which all Shareholders other than Edward Truant, Douglas G. McIntyre, The J.L.R. Family Trust, The Paisley Family Trust and the Barbadian Trusts have granted to ICL the right to vote and to dispose of all of the Company Common Stock. ICL is executing this Restated Agreement as attorney-in-fact for the Shareholders other than Edward Truant, Douglas G. McIntyre, The J.L.R. Family Trust, The Paisley Family Trust and the Barbadian Trusts to bind such Shareholders to their obligations set forth in this Restated Agreement.

                                    RECITALS

    A. The Company is the beneficial owner, directly and indirectly, and holder of record of all of the issued and outstanding shares of the capital stock of YPtel, Inc. ("YPTI") and Pacific Coast Publishing, Ltd. ("PCP") (COLLECTIVELY, THE "SUBSIDIARIES") and desires to have itself and, indirectly, all of its assets, including the capital stock of each of the Subsidiaries, acquired directly or indirectly by Parent on the terms and subject to the conditions set forth in this Restated Agreement.

    B. Parent desires to cause Newco II, an indirect subsidiary of Parent, to be formed prior to the Closing, to acquire all of the issued and outstanding capital stock of the Company, and Parent desires to acquire all of the outstanding common stock of YPTI, all on the terms and subject to the conditions set forth in this Restated Agreement.

    C. The Boards of Directors of each of the Company and Parent believe it is in the best interests of each company and their respective stockholders and the Board of Directors of Parent has directed or will direct that the Restated Agreement be submitted to the shareholders of Parent with the recommendation that the Restated Agreement, including but not limited to the issuance of shares of Parent Common Stock pursuant to the Exchange and Voting Trust Agreement, be approved by the Parent's stockholders.

    D. The Shareholders own all of the issued and outstanding Company capital stock and some of the Shareholders propose to transfer their shares to corporations or limited partnerships established by them so that such entities (together with the Shareholders not so transferring their shares) will at the time of Closing own all of the outstanding Company Common Stock other than the shares of Company Common Stock issued to the Subordinated Lenders upon exercise of the warrants issued pursuant to the Subordinated Loan Agreement.

    E. The parties intend that the Closing will occur concurrently with or after, among other actions, (i) the closing of the acquisition by Parent or a direct or indirect subsidiary of Parent of all of the outstanding capital stock of Web YP, Inc. ("WEB") and Big Stuff, Inc. ("BIG STUFF") on terms reasonably

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acceptable to the Company (WEB AND BIG STUFF ARE SOMETIMES COLLECTIVELY REFERRED
TO AS "WORLDPAGES") whether by merger, exchange or otherwise (THE "WORLDPAGES ACQUISITION"); (ii) the redemption of the promissory notes (COLLECTIVELY, THE "GREAT WESTERN NOTES") in the aggregate original principal amount of Fifteen Million Dollars (U.S. $15,000,000) (plus accrued but unpaid interest at the time of redemption) owed by Parent to Richard O'Neal and certain other former shareholders of Great Western Directories, Inc. (COLLECTIVELY, THE "GREAT
WESTERN SHAREHOLDERS") by the issuance of Parent Common Stock to the Great Western Shareholders; (iii) the execution and delivery of the Exchange and Voting Trust Agreement and the Support Agreement; (iv) the Company Recapitalization; (v) the YPTI Recapitalization and purchase by Parent from the Company of all of the outstanding common stock of YPTI; and (vi) the satisfaction of the other conditions to Closing set forth in this Restated Agreement.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                          ARTICLE I--THE TRANSACTIONS

    1.1 TRANSACTIONS PRIOR TO CLOSING. Immediately prior to Closing and subject to and upon the terms and conditions of the Restated Agreement:

        (a) RECAPITALIZATION OF THE PARENT. The Parent shall be recapitalized (THE "PARENT RECAPITALIZATION") so that immediately after the Parent Recapitalization, the authorized capital stock of the Parent shall consist of (A) 180,000,000 shares of the Parent Common Stock and (B) 20,000,000 shares of preferred stock of Parent from which the Board of Directors of Parent (or a committee thereof) shall further authorize a class of voting preferred stock to be issued to the Trustee pursuant to the Exchange and Voting Trust Agreement and having the rights, preferences and designations to be agreed upon prior to Closing (THE "PARENT CLASS B VOTING PREFERRED STOCK").

        (b) FORMATION OF NEWC I AND NEWCO II. Parent shall (i) form an unlimited liability company under the laws of Nova Scotia which will be owned by Parent ("NEWCO I"), the authorized capital stock of which shall consist of common stock ("NEWCO I COMMON STOCK"), and (ii) form an unlimited liability company under the laws of Nova Scotia ("NEWCO II"), the authorized capital stock of which shall consist of (a) common stock ("NEWCO II COMMON STOCK"); and (b) non-voting special shares having the rights, preferences and designations set forth in EXHIBIT B hereto (THE "CLASS A SPECIAL SHARES"), the holders of which shall have the right to exchange such shares on a one-for-one basis for shares of Parent Common Stock pursuant to the Exchange and Voting Trust Agreement. The first issuance of Newco I Common Stock to Parent and Newco II Common Stock to Newco I, each for nominal consideration, shall be effected such that at all times all of the issued and outstanding Newco I Common Stock shall be owned by Parent and all of the issued and outstanding Newco II Common Stock shall be owned by Newco I.

        (c) RECAPITALIZATION OF THE COMPANY. The Shareholders and the Company shall cause the Company to be recapitalized (THE "COMPANY RECAPITALIZATION") so that immediately after the Company Recapitalization, (i) the authorized capital stock of the Company shall consist only of common stock (THE "COMPANY COMMON STOCK"); and (ii) the exchange into Company Common stock of all outstanding shares of Class A preferred stock, Class B preferred stock, Class C preferred stock and Class D preferred stock of the Company has occurred.

        (d) CONTINUANCE AND AMALGAMATION. The Company shall take such steps as may be necessary to discontinue its existence as a corporation governed by the Canada Business Corporations Act and to continue as a corporation governed by the laws of Nova Scotia and immediately after such continuance, shall amalgamate with an unlimited liability corporation caused to be incorporated by the Company Shareholders under the laws of Nova Scotia.

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        (e)  THE YPTI RECAPITALIZATION.  (a) The Company shall cause YPTI to be recapitalized (THE "YPTI RECAPITALIZATION") by amending YPTI's articles of incorporation to create a class of non-voting cumulative preferred stock (THE "YPTI PREFERRED STOCK") (with an aggregate redemption amount equal to the fair market value of YPTI less the adjusted cost base of Company in YPTI and having the rights, preferences and designations to be agreed upon prior to Closing (THE "YPTI CERTIFICATE OF PREFERRED STOCK DESIGNATION") to be filed with the Secretary of State of the State of Washington and
    (b) thereafter, YPTI shall declare and pay to the Company a dividend of the YPTI Preferred Stock.

        (f)  TRANSFER OF COMPANY SHARES.

           (i) Some of the Shareholders will transfer their Company Common Stock to corporations or limited partnerships (on a tax-deferred basis) so that effective upon delivery to Parent of a duly executed assignment and assumption agreement reasonably acceptable to Parent (A) such transferee Shareholder shall become subject to the rights and obligations of the transferor Shareholder under this Restated Agreement to the same extent as if they had signed this Restated Agreement individually or through ICL as the attorney-in-fact and (B) such transferor Shareholder shall be released from any and all obligations hereunder and (C) thereafter (together with such Shareholders not so transferring) shall be considered the Shareholders hereunder in substitution for the transferors.

           (ii) To the extent that any Person receives shares of Company Common Stock from an ICL Principal, directly or indirectly, in connection with a transfer contemplated in SECTION 1.1(f)(i) hereof, such transferee Shareholder shall be deemed to be an ICL Principal for purposes of this Restated Agreement. Effective upon delivery to Parent of a duly executed assignment and assumption agreement reasonably acceptable to Parent
       (A) such transferee Shareholder shall become subject to the rights and obligations of the transferor ICL Principal under this Restated Agreement to the same extent as if they had signed this Restated Agreement individually and (B) such transferor ICL Principal shall be released from any and all obligations hereunder and (C) thereafter (together with such ICL Principals not so transferring) shall be considered the ICL Principals hereunder in substitution for the transferor ICL Principal.

    1.2 TRANSACTIONS AT CLOSING. At the Closing, and subject to and upon the terms and conditions of this Restated Agreement:

        (a) TRANSFER OF PARENT STOCK. In consideration for the issuance of Newco I Common Stock to Parent and Newco II Common Stock to Newco I (each as contemplated by SECTION 1.1(b) hereof), Parent shall transfer and deliver to Newco I and Newco I shall transfer and deliver to Newco II, respectively, that number of shares of Parent Common Stock necessary to accomplish the exchange with certain Shareholders described in SECTION 1.2(b).

        (b) EXCHANGE OF COMPANY COMMON STOCK. (i) The Shareholders shall transfer and deliver to Newco II the Company Common Stock free and clear of any and all liens, claims and encumbrances, together with stock powers duly executed in blank by the Shareholders that are executing this Restated Agreement and by ICL on behalf of the Shareholders (other than those that are executing this Restated Agreement) with signatures of ICL and the Shareholders who are executing this Restated Agreement guaranteed;
    (ii) Newco II shall transfer and deliver, at the election of each Shareholder, either (A) shares of Class A Special Shares or (B) shares of Parent Common Stock for the shares of Company Common Stock exchanged under
    (i) above, or a combination thereof. The procedure for the exchange of shares of Company Common Stock by each Shareholder and the number of Class A Special Shares and Parent Common Stock to be received by each Shareholder at the Closing will be substantially in accordance with the procedures agreed to in writing by the parties hereto. The total number of
    (i) shares of Parent Common Stock

                                      A-3
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    issuable upon the exchange of Class A Special Shares, plus (ii) the number of shares of Parent Common Stock to be issued at Closing to the Shareholders under this SECTION 1.2(b), shall equal 15,000,000 shares and no more.

        (c) SALE OF PARENT CLASS B VOTING PREFERRED STOCK. In exchange for nominal cash consideration, Parent shall issue to the trustee (THE "TRUSTEE") under the Exchange and Voting Trust Agreement, one or more shares of Parent Class B Voting Preferred Stock.

        (d) SALE OF YPTI COMMON STOCK. Parent shall purchase from the Company, free and clear of any and all liens, claims and encumbrances, all shares of YPTI Common Stock owned by the Company, which shall constitute all of the outstanding shares of YPTI Common Stock, for an aggregate purchase price equal to the adjusted cost base of the shares of YPTI, which the parties hereto agree shall be equal to the fair market value thereof (approximately $21,000,000 Canadian) (THE "YPTI CONSIDERATION"), payable in cash or in exchange for a promissory note, with terms, mutually acceptable to the parties, to be agreed upon prior to closing.

    1.3 EFFECTIVE DATE; FAIRNESS OPINION. Despite its execution, no term, provision, right or obligation under or pursuant to this Restated Agreement shall be effective, unless and until the later of (a) the execution of this Restated Agreement; and (b) the receipt by Parent's Board of Directors from its financial advisors, PaineWebber Incorporated, or such other investment banking firm selected by Parent's Board of Directors, of a written opinion addressed to it for inclusion in the Proxy Statement/ Prospectus to the effect that the consideration to be paid, in the aggregate, by the Parent in the transactions contemplated by this Restated Agreement, the Restated Web YP Agreement, the Restated Big Stuff Agreement, including the lending by Richard O'Neal and Richard Reid to Web YP and/or Big Stuff of up to an aggregate of Six Million Dollars ($6,000,000) and the agreement relating to the redemption of the Great Western Notes, is fair to Parent from a financial point of view. Unless and until the fairness opinion referenced in this SECTION 1.3 is received by Parent, the June 3 YPtel Agreement shall remain in full force and effect, subject to termination of such agreement in accordance with its terms. Parent shall notify ICL immediately upon receipt of the fairness opinion referenced in this
SECTION 1.3. Immediately upon receipt of the fairness opinion referenced in this
SECTION 1.3 by Parent, this Restated Agreement shall become effective and the June 3 YPtel Agreement shall terminate.

    1.4 CLOSING. Unless this Restated Agreement is earlier terminated pursuant to ARTICLE VIII, the closing of the transactions contemplated by this Restated Agreement (THE "CLOSING") will take place three (3) business days after the conditions set forth in ARTICLE VII are satisfied or waived, at the offices of Blackwell Sanders Peper Martin LLP, 720 Olive Street, Suite 2400, St. Louis, Missouri 63101 and is anticipated to be on or before January 31, 2000; PROVIDED, HOWEVER, that if such conditions are not satisfied or waived by January 31, 2000, the Closing shall be automatically postponed for seven (7) days and will continue to be postponed for continuous seven (7) day periods until February 28, 2000, unless another place or time is agreed to in writing by Parent and the Company. If such conditions are not satisfied or waived by February 28, 2000, the Closing shall be automatically postponed until March 1, 1999, unless another time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." At the Closing: (a) the Company shall deliver to Parent the various certificates, instruments and documents required to be delivered by the Company pursuant to this Restated Agreement; (b) Parent shall deliver to the Company the various certificates, instruments and documents required to be delivered by Parent pursuant to this Restated Agreement; (c) the Company shall provide to Parent evidence reasonably satisfactory to Parent that the Company Recapitalization has been completed; (d) the Company shall provide to Parent evidence reasonably satisfactory to Parent that the YPTI Recapitalization has been completed and as a part thereof, YPTI has distributed the YPTI Preferred Stock as a dividend to Company in accordance with SECTION 1.1(e); (e) the Shareholders shall transfer their shares of Company Common Stock to Newco II in accordance with SECTION 1.2(b)(i); (f) Newco II shall issue and deliver to the Shareholders the

                                      A-4
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Class A Special Shares and/or Parent Common Stock in accordance with
SECTION 1.2(b)(ii); (g) Parent shall sell to the Trustee the Parent Class B Voting Preferred Stock in accordance with SECTION 1.2(c); (h) the Trustee shall pay to Parent the consideration for the Parent Class B Voting Preferred Stock;
(i) the Company shall sell to the Parent the YPTI Common Stock in accordance with SECTION 1.2(d); (j) Parent shall pay to the Company the YPTI Consideration; and (k) an election statement, in a form agreed to, shall be signed by the appropriate parties in accordance with the provisions set forth in section 338 of the Code.

    1.5  PARENT NAME CHANGE AND DIRECTORS.

        (a) PARENT NAME CHANGE. Parent shall recommend, and submit to its shareholders entitled to vote thereon, a resolution for their approval to amend the Certificate of Incorporation of Parent. Such resolution shall require Parent to change its name to "WorldPages.com, Inc." or a variation thereof and take all reasonable measures to have such name change become effective on the Closing Date.

        (b) DIRECTORS. Immediately following the Closing Date, the Board of Directors of the Parent shall be restructured to be composed of eight
    (8) members as follows: (i) one director chosen by Parent and one director chosen by ICL to serve three year terms, (ii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve two year terms, and (iii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve one year terms. The Parent currently intends to nominate Richard O'Neal and two (2) individuals to be named at or prior to Closing. The directors to be nominated by ICL are currently anticipated to be Wilmot Matthews, George Anderson and Robert Flynn. In addition, for a period of one (1) year following the Closing Date, each of Parent and ICL may designate one party to attend any and all Board of Directors meetings, as non-voting, non-participating observers only (THE "OBSERVERS"). Parent shall reimburse the Observers for those expenses incurred in connection with attending Board of Directors meetings, including travel expenses, in the same manner and to the same extent that Parent reimburses its directors for such expenses. The parties hereto expressly acknowledge and agree that this SECTION 1.5(b) is not intended to, and does not, except with regard to the initial Board of Directors of Parent referenced in this SECTION 1.5(b), impose any requirement that the Board of Directors of Parent be comprised of the individuals listed in this
    SECTION 1.5(b) or that any Person has a right to designate a certain individual or a certain number of individuals as nominees to the Board of Directors of Parent.

    1.6 TAX DEFERRED EXCHANGE. From the date hereof through and including the Closing Date, neither the Company, nor the Subsidiaries, nor any of the Shareholders nor any of their respective affiliates, nor Parent, or any of Parent's subsidiaries or any of their respective affiliates, shall
(i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the transactions contemplated by SECTION 1.2(b) of this Restated Agreement (with respect to the issuance of Class A Special Shares to residents of Canada holding such shares as capital property) as a tax deferred transfer pursuant to Subsection 85(1) of Income Tax Act [Canada] SC 1985 [5(th) Supp.] c.1, as amended ("INCOME TAX ACT [CANADA]"), provided a joint election is filed on a timely basis in prescribed form; or (ii) enter into any contract, agreement, commitment or arrangement with any such effect. ICL, on behalf of each Shareholder, and Newco II agree to jointly elect that the proceeds of the disposition of the Company Common Stock pursuant to this Restated Agreement shall be the Canadian dollar adjusted cost base of the transferred shares of Company Common Stock, unless otherwise agreed to by the transferring Shareholders. Class A Special Shares and/or Parent Common Stock, at such Shareholder's option, will be issued only to transferring Shareholders who are resident in Canada for purposes of the Income Tax Act [Canada].

                                      A-5
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    1.7  TAKING OF NECESSARY ACTION; FURTHER ACTION.  If, at any time after the
Closing Date, any further action is necessary or desirable to carry out the purposes of this Restated Agreement; including but not limited to vesting
Newco II with full right and title to and possession of the Company Common Stock; vesting the Shareholders with full right and title to and possession of the Class A Special Shares and/or Parent Common Stock, vesting the Trustee with full right and title to and possession of the Parent Class B Voting Preferred Stock; vesting Parent with full right and title to and possession of the YPTI Common Stock; and vesting the Company with full right and title to the YPTI Preferred Stock, subject to the requirements of SECTION 6.8, the parties hereto will take all such lawful and necessary and/or desirable action so long as such action is not inconsistent with this Restated Agreement.

    1.8 AGGREGATE ISSUABLE PARENT COMMON STOCK. Exclusive of any options listed on SCHEDULE 6.5(b)(i) attached hereto, the Shareholders, collectively, shall not have the right to receive more than, nor shall the Parent be obligated to transfer more than, 15,000,000 shares of Parent Common Stock, in the aggregate, to the Shareholders, whether at Closing or pursuant to the subsequent exchange for Parent Common Stock of Class A Special Shares issued to the Shareholders at the Closing.

           ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND THE ICL PRINCIPALS

    The Company and the ICL Principals severally and not jointly and severally, and jointly and severally as between the ICL Principals, represent and warrant to Parent as follows:

    2.1 ORGANIZATION AND GOOD STANDING. Company and each of the Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Company and each of the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. SCHEDULE 2.1 sets forth a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of Company and the Subsidiaries. Company has heretofore delivered to Parent accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Company and each of the Subsidiaries.

    2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Company (THE "COMPANY STOCK") consists of an unlimited number of Common Shares, an unlimited number of Class A Shares, an unlimited number of Class B Shares, 1,841,000 Class C Shares, and an unlimited number of Class D Shares. As of the date hereof, 13,500,000 shares of Common Stock, no Class A Shares, 100 Class B Shares, 100 Class D Shares, and no Class C Shares of Company Stock are issued and outstanding. No other capital stock of Company is issued or outstanding. All issued and outstanding shares of the Company Stock are duly authorized, validly issued, fully paid and non-assessable and are issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on SCHEDULE 2.2 attached hereto, as of the date of this Restated Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Company and the Subsidiaries or the ownership thereof other than those, if any, described on SCHEDULE 2.2 attached hereto or those imposed generally

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by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

    2.3 SUBSIDIARIES. SCHEDULE 2.3(a) attached hereto sets forth the name and percentages of any outstanding capital stock or other interest held, directly or indirectly, by Company. Except as set forth on SCHEDULE 2.3(b) attached hereto, all of the capital stock and other interests so held by Company are owned by it or a Subsidiary as indicated on said SCHEDULE 2.3(a), free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on SCHEDULE 2.3(c) attached hereto, there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Subsidiaries and no equity securities or other interests of any of the Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

    2.4 AUTHORIZATION; BINDING AGREEMENT. Company, the ICL Principals, the Barbadian Trusts and ICL, as attorney-in-fact for the Shareholders not signing this Restated Agreement, have all requisite power and authority to execute and deliver this Restated Agreement and the Company Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Restated Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Company, the ICL Principals, the Barbadian Trusts, ICL or any Shareholder is or will be a party or a signatory (THE "COMPANY TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Company's Board of Directors, ICL's Board of Directors, and the trustees of The J.L.R. Family Trust, The Paisley Family Trust and the Barbadian Trusts and no other corporate or other proceedings on the part of Company, any Subsidiary, the ICL Principals, ICL or any Shareholder are necessary to authorize the execution and delivery of this Restated Agreement and the Company Transaction Agreements or to consummate the transactions contemplated hereby or thereby, except for the concurrence of the Subordinated Lenders. This Restated Agreement has been duly and validly executed and delivered by Company, the ICL Principals, the Barbadian Trusts and ICL, as attorney-in-fact for the Shareholders not signing this Restated Agreement, and constitutes, and upon execution and delivery thereof as contemplated by this Restated Agreement, the Company Transaction Agreements will constitute, the legal, valid and binding obligations of Company, the ICL Principals and the Shareholders, enforceable against Company, the ICL Principals and the Shareholders in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (COLLECTIVELY, THE "ENFORCEABILITY EXCEPTIONS"). The Powers of Attorney are in full force and effect and ICL has full authority under the Powers of Attorney to execute this Restated Agreement and the Company Transaction Agreements as attorney-in-fact for the Shareholders not signing this Restated Agreement, to bind such Shareholders to the obligations of the Shareholders set forth in this Restated Agreement and the Company Transaction Agreements, and to transfer the Company Common Shares of such Shareholders to Newco II as contemplated by this Restated Agreement.

    2.5 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("CONSENT") any nation or government, any state, province, or other political subdivision thereof, any Person, authority or body exercising executive, legislative, judicial, regulatory or

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administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of the Shareholders, ICL, the ICL Principals, the Company or any of the Subsidiaries is required in connection with the execution or delivery by the ICL Principals, ICL, as attorney-in-fact for the Shareholders, or the Company of this Restated Agreement and the Company Transaction Agreements or the consummation by Company or the Shareholders of the transactions contemplated hereby or thereby other than (i) filings with the SEC and state and provincial securities laws administrators and other filings and/or court orders required under the Canada Business Corporations Act, (ii) those Consents from or with Governmental Authorities set forth on SCHEDULE 2.5 attached hereto, (iii) filings under the HSR Act, (iv) filings with the Committee on Foreign Investment in the United States for a determination as to whether the transaction contemplated by this Restated Agreement is permitted under the Exon-Florio Amendment (Section 721) to the Defense Production Act of 1950 (THE "EXON-FLORIO FILING"), (v) filings under Investment Canada Act and the Competition Act, (vi) any filings required by the U.S. Department of Commerce's reporting requirements for foreign investment in the United States, and (vii) those Consents that, if they were not obtained or made, do not or would not have a Company Material Adverse Effect.

    2.6 NO VIOLATIONS. The execution and delivery of this Restated Agreement and the Company Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Company, ICL, the ICL Principals and Shareholders with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Company or any of the Subsidiaries or of any provision of the trust agreements of the Shareholders that are trusts, (ii) except as set forth on SCHEDULE 2.6 attached hereto, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Company Material Contract or other obligation to which Shareholders, ICL, Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Company or any Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION 2.5 above contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority, including without limitation those Governmental Authorities in the United States and Canada, or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("LAW") currently in effect to which any Shareholder, ICL, the Company or any Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect.

    2.7  LITIGATION.  Except as set forth in SCHEDULE 2.7 attached hereto,
(i) the Company represents and warrants to Parent that there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, mediator or other Governmental Authority ("LITIGATION") pending or, to the knowledge of Company, threatened against the Company, any Subsidiary, or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Company, or otherwise relating, in a manner that could have a Company Material Adverse Effect, to Company, any Subsidiary, or the securities of any of them, or any properties or rights of Company or any of the Subsidiaries or that could prevent or delay the consummation of the transactions contemplated by this Restated Agreement; and (ii) the ICL Principals represent and warrant to Parent that to the knowledge of the

ICL Principals there is no Litigation pending or threatened against Company, any Subsidiary, or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Company, or otherwise relating, in a manner that could have a Company Material Adverse Effect, to the Company, any Subsidiary, or the securities of any of them, or any properties or rights of Company or any of the Subsidiaries or that could prevent or delay the consummation of the transactions contemplated by this Restated Agreement.

    2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
SCHEDULE 2.8 attached hereto, since November 1, 1998, through the date of this Restated Agreement, to the knowledge of the ICL Principals, there has not been any event, occurrence, fact, condition, change, development or effect ("EVENT") that could reasonably be expected to have a Company Material Adverse Effect.

    2.9 FINDERS AND INVESTMENT BANKERS. Neither Company nor any Subsidiary nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than a fee of U.S. $265,000 payable to ICL by Parent or any direct or indirect subsidiary of Parent immediately following Closing. There are no other fees due from the Company or any Subsidiary to ICL and upon Closing neither the Company nor any Subsidiary will have any further obligations to ICL pursuant to any management agreement or other similar agreement.

    2.10  CONTRACTS.  Except as set forth in the PCP Acquisition Agreement or
SCHEDULE 2.10 attached hereto, the Company represents and warrants to Parent, and the ICL Principals represent and warrant to the Parent that to their knowledge, neither Company nor any Subsidiary is a party or is subject to any Company Material Contract. Company has made available to Parent true and accurate copies of the Company Material Contracts.

    2.11 LIABILITIES. From November 1, 1998, through the date of this Restated Agreement, except as expressly disclosed in SCHEDULE 2.11 or elsewhere is this Restated Agreement or the Schedules attached hereto, to the knowledge of ICL Principals, Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by Canadian generally accepted accounting principles to be set forth in a financial statement other than those incurred in the ordinary course of business or in an amount not in excess of U.S. $50,000 individually or U.S. $100,000 in the aggregate. Except as set forth on SCHEDULE 2.11 attached hereto or elsewhere in this Restated Agreement or the Schedules, as of the date of this Restated Agreement, Company is not subject to (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) to the knowledge of ICL Principals, obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) to the knowledge of ICL Principals, obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) to the knowledge of the ICL Principals any guaranties of any obligations of any other Person.

    2.12  REAL ESTATE.

        (a) Neither the Company nor any of the Subsidiaries owns any real property.

        (b) SCHEDULE 2.12(b) attached hereto sets forth a true, correct and complete schedule as of the date of this Restated Agreement of all leases, subleases, easements, rights-of-way, licenses or other agreements entered into after the PCP Closing Date under which Company or any of the Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (THE "COMPANY REAL PROPERTY LEASES"). Except for the matters listed on said SCHEDULE 2.12(b), Company or a Subsidiary, as indicated thereon, to the knowledge of the ICL Principals, holds the leasehold estate under or other interest in each Company Real Property Lease and each lease for real property that existed on the PCP Closing Date free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords, or mechanics' liens which have not been executed upon. All of the real property and improvements occupied by the Company or any Subsidiary under the Company Real Property Leases and each lease for real property that existed on the PCP Closing Date are used by the Company as office and graphic design space only.

    2.13 CORPORATE RECORDS. The corporate record books of or relating to Company made available to Parent by Company contain accurate and complete records of (i) all corporate actions of the stockholders and directors (and committees thereof) of Company, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Company, and (iii) the issuance and transfer of stock of Company. Except as set forth on SCHEDULE 2.13 attached hereto, Company does not have any of its material records or information recorded, stored, maintained or held off the premises of Company or at other than its solicitors' offices.

    2.14  LABOR MATTERS.  The Company has only two employees.

    2.15 TAX. Neither the Company nor the ICL Principals know of any fact or have knowingly taken any action that could be reasonably expected to prevent the transfer of shares contemplated by SECTION 1.2(b) of this Restated Agreement (with respect to the issuance of Class A Special Shares to residents of Canada holding such shares as capital property) from qualifying as a tax deferred transfer pursuant to Subsection 85(1) of Income Tax Act [Canada]; provided a joint election is filed on a timely basis in prescribed form.

    2.16 PCP ACQUISITION AGREEMENT. Neither Company nor any of the ICL Principals had any knowledge on the date of the closing (THE "PCP CLOSING DATE") under the Asset Purchase Agreement by and among the Company, Pacific Coast Publishing, Inc., a Washington corporation, Leonard Langley ("LANGLEY") and Gary Calkins ("CALKINS") and Pacific Coast Publishing, Ltd. (formerly PCP
Acquisition Inc.), a Washington corporation (THE "PCP ACQUISITION AGREEMENT") or has had at any time after the PCP Closing Date or currently has any knowledge
(i) that any of the representations and warranties made by Pacific Coast Publishing, Inc., Langley and Calkins (COLLECTIVELY, THE "PCP SELLERS") to the Company and PCP were untrue, inaccurate or incomplete; (ii) that the PCP Sellers, or any of them, would be unable to fully satisfy any of their indemnification or other obligations set forth in the PCP Acquisition Agreement; or (iii) of any Event that would result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by Company or any Subsidiary of any of their respective obligations under the PCP Acquisition Agreement or any of the other agreements entered into in connection with the acquisition of PCP (THE "PCP TRANSACTION DOCUMENTS") or any other Event that would allow the PCP Sellers, or any of them, to offset against or otherwise reduce their respective indemnification obligations under the PCP Acquisition Agreement. Company and the ICL Principals agree that they will give prompt written notice to Parent if between the date of this Restated Agreement and the Closing Date they obtain knowledge of any fact that would make the representations and warranties set forth in this SECTION 2.16 untrue if they were made at that time. Neither the Company nor any of the Subsidiaries have assigned, transferred or otherwise conveyed any of their respective rights or entitlements under the PCP Acquisition Agreement or the PCP Transaction Documents.

    2.17 KNOWLEDGE. When a representation or warranty of the ICL Principals contained in ARTICLE II hereof is qualified (i) by the "knowledge" of such ICL Principals, or (ii) by a statement that the ICL Principals "have no knowledge" of factual matters comprising the representation or warranty, or (iii) by a statement that the ICL Principals are "unaware" of factual matters comprising the representation or warranty, or (iv) by words of similar import, such "knowledge qualifiers" mean that each of the ICL Principals has affirmatively and actively made due inquiry of John Woodall and Jay Cramer or any of their respective replacements and that none of the ICL Principals has learned of any information, fact or event that would make the representation or warranty of the ICL Principal untrue, inaccurate, incorrect or incomplete. Knowledge possessed by or otherwise obtained by any one ICL Principal after due inquiry as provided herein with respect to a representation or warranty qualified by "knowledge" shall be deemed to be known by, or learned of by all of the ICL Principals.

                  ARTICLE III--REPRESENTATIONS AND WARRANTIES
                                   OF PARENT

    Parent represents and warrants to the Company and the Shareholders as follows:

    3.1 ORGANIZATION AND GOOD STANDING. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Active Parent Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Parent and each of the Active Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Parent has heretofore made available to Company accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Parent and each of the Active Parent Subsidiaries.

    3.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 180,000,000 shares of common stock of Parent, par value $0.0001 per share ("PARENT COMMON STOCK") and 20,000,000 shares of preferred stock, par value $0.0001. As of the opening of business on the date of this Restated Agreement, (a) 20,083,953 shares of Parent Common Stock were outstanding, (b) no shares of the Parent preferred stock were issued and outstanding and (c) 163,307 shares of Parent Common Stock were held as treasury shares. No other capital stock of Parent is issued or outstanding. All issued and outstanding shares of the Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on SCHEDULE 3.2 attached hereto, as of the date of this Restated Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Parent, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Parent and the Active Parent Subsidiaries or the ownership thereof other than those pursuant to the Parent Guaranty or the Great Western

Credit Agreement or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

    3.3. SUBSIDIARIES. Except as set forth on SCHEDULE 3.3, all of the capital stock and other interests of the Active Parent Subsidiaries held by Parent are owned by it or a Parent subsidiary, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Active Parent Subsidiaries held directly or indirectly by Parent are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on
SCHEDULE 3.3 attached hereto, there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Active Parent Subsidiaries and no equity securities or other interests of any of the Active Parent Subsidiaries are or may become required to be issued or purchased by reason of any obligations, options, warrants, rights to subscribe to puts, calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Active Parent Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Active Parent Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

    3.4 AUTHORIZATION; BINDING AGREEMENT. Parent has all requisite corporate power and authority to execute and deliver this Restated Agreement and the Parent Transaction Agreements and to consummate the transactions contemplated hereby. The execution and delivery of this Restated Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Parent is or will be a party or a signatory (THE "PARENT TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and except for the approval of the holders of the Parent Common Stock, no other corporate proceedings on the part of Parent are necessary to consummate the transactions contemplated hereby or thereby except for the concurrence of Bank of America National Trust and Savings Association under the Great Western Credit Agreement. This Restated Agreement has been duly and validly executed and delivered by Parent and constitutes, and upon execution and delivery thereof as contemplated by this Restated Agreement, the Parent Transaction Agreements will constitute, the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its and their respective terms, subject to the Enforceability Exceptions.

    3.5 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Parent or any of the Active Parent Subsidiaries, is required in connection with the execution or delivery by Parent of this Restated Agreement and the Parent Transaction Agreements or the consummation by Parent of the transactions contemplated hereby or thereby other than (i) filings with the SEC, state securities laws administrators and the NYSE, (ii) those Consents from or with Governmental Authorities set forth on SCHEDULE 3.5 hereto, (iii) the Exon-Florio Filings, filings under the HSR Act, filings with the Ontario Securities Commission and those required under the Canada Business Corporations Act, the Investment Canada Act and the Competition Act, (iv) any filings required by the U.S. Department of Commerce's reporting requirements for foreign investment in the United States; and (v) those Consents that, if they were not obtained or made, do not or would not have a Parent Material Adverse Effect.

    3.6 NO VIOLATIONS. The execution and delivery of this Restated Agreement and the Parent Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Parent with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Parent or any of the Active Parent Subsidiaries, except as set forth on

SCHEDULE 3.6, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Parent Material Contract or other obligation to which Parent or any Parent subsidiary, is a party or by which any of them or any of their properties or assets may be bound, except for compliance with the requirements under that certain Guaranty of Parent (THE "PARENT GUARANTY") given pursuant to the Loan Agreement dated as of May 14, 1999 by and among Great Western Directories, Inc., the Lenders signatories thereto, and Bank of America National Trust and Savings Association as Administrative Agent (THE "GREAT WESTERN CREDIT AGREEMENT"), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent or any Parent Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION 3.5 above, contravene any Law currently in effect to which Parent or any Parent subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii),
(iii) and (iv) above, for any deviations from the foregoing which do not or would not have a Parent Material Adverse Effect.

    3.7 SECURITIES FILINGS AND LITIGATION. Parent has made available to Company true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1997 and 1998, as filed with the SEC,
(ii) its proxy statement relating to the meeting of shareholders held on July 29, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC since February 18, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively as the "PARENT SECURITIES FILINGS." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Parent Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Parent Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Parent Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Parent Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. Except as set forth in SCHEDULE 3.7, there is no Litigation pending or, to the knowledge of Parent, threatened against Parent or any Parent subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Parent, or otherwise relating, in a manner that could have a Parent Material Adverse Effect, to Parent, any Parent subsidiary or the securities of any of them, or any properties or rights of Parent or any of the Parent subsidiaries that could prevent or delay the consummation of the transactions contemplated by this Restated Agreement. No event has occurred as a consequence of which Parent would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on
Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC after the date hereof shall be provided to Company upon such filing.

    3.8 PARENT FINANCIAL STATEMENTS. The audited consolidated and unaudited interim financial statements of Parent and the Parent subsidiaries included in the Parent Securities Filings (THE "PARENT FINANCIAL STATEMENTS")have been made available to Company. Except as noted thereon, the Parent Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Parent and the Parent subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Parent and the Parent subsidiaries, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Parent Financial Statements) the financial condition and assets and liabilities or the results of operations of Parent and the Parent subsidiaries as of the dates and for the periods indicated. Except as set forth in SCHEDULE 3.8 or as reflected in the Parent Financial Statements, as of their respective dates, neither Parent nor any Parent subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Parent Financial Statements.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent Securities Filings made available by Parent to Company prior to the date of this Restated Agreement or in SCHEDULE 3.9 attached hereto, since June 30, 1999, through the date of this Restated Agreement, there has not been: (i) any Event that could reasonably be expected to have a Parent Material Adverse Effect; or (ii) any agreement by Parent to take any action that would result in a breach of SECTION 6.5 below.

    3.10 COMPLIANCE WITH LAWS. The business of Parent and the Parent subsidiaries, has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not have a Parent Material Adverse Effect.

    3.11 PERMITS. (i) Parent and the Parent subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (COLLECTIVELY, "PARENT PERMITS"), (ii) neither Parent nor any Parent Subsidiary is in violation of any Parent Permit, and (iii) no proceedings are pending or, to the knowledge of Parent, threatened, to revoke or limit any Parent Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a Parent Material Adverse Effect.

    3.12 FINDERS AND INVESTMENT BANKERS. Neither Parent nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except that PaineWebber Incorporated has been engaged to deliver the fairness opinion required to be delivered pursuant to SECTION 1.3 and NationsBanc Montgomery Securities, L.L.C. has been engaged to assist in the sale(s) of the CLEC Operations and a copy of the engagement letters and other related documents have been furnished to the Company.

    3.13 CONTRACTS. Except as set forth in SCHEDULE 3.13, neither Parent nor any Parent subsidiary is a party to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("PARENT MATERIAL CONTRACT"). Parent has made available to Company true and accurate copies of the Parent Material Contracts. All such Parent Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

    3.14 CORPORATE RECORDS. The respective corporate record books of or relating to Parent and each of the Active Parent Subsidiaries made available to Company by Parent contain accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of Parent and the Active Parent Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Parent and the Active Parent Subsidiaries, and (iii) the issuance and transfer of stock of Parent and the Active Parent Subsidiaries.

     ARTICLE IV--ADDITIONAL COVENANTS OF THE COMPANY AND THE ICL PRINCIPALS

    The Company and the ICL Principals severally and not jointly, and severally and not jointly and severally as between the ICL Principals, covenant and agree as follows:

    4.1 NOTIFICATION OF CERTAIN MATTERS. The Company and the ICL Principals shall give prompt notice to Parent if any of the following occur from the date of this Restated Agreement through the Closing Date: (i) receipt of any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Company Material Contract; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Restated Agreement;
(iii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Restated Agreement; (iv) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of an Event which would have a Company Material Adverse Effect; (v) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of the commencement or threat of any Litigation involving or affecting any Shareholder that might adversely impact the transactions contemplated by this Restated Agreement, the Company or any Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of the Company or any Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of the Company, which, if pending on the date hereof, would have been required to have been disclosed pursuant to SECTION 2.7, and (vi) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of any Event that would cause a breach by the Company, a Subsidiary, or any Shareholder of any provision of this Restated Agreement or a Company Transaction Agreement, including such a breach that would occur if such event had taken place on or prior to the date of this Restated Agreement.

    4.2 ACCESS AND INFORMATION. Between the date of this Restated Agreement and the Closing Date, the Company and the Subsidiaries, upon reasonable notice, will give, and shall direct its accountants and legal counsel to give, Parent, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to the Company and the Subsidiaries, will permit the foregoing to make such inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and Subsidiaries as Parent may from time to time reasonably request including, but not limited to, data and information required for inclusion in Parent's pending registration statements and/or other Parent Securities Filings, and
(b) a copy of each material report, schedule and other document filed or received by the Company or any Subsidiary pursuant to the requirements of applicable securities Laws. The Company further agrees to permit an independent accounting firm selected by Parent to either prepare or review the separate company and consolidated corporate income tax returns and supporting schedules for U.S., Canadian and state income tax purposes of the Company and the Subsidiaries for fiscal year beginning November 1, 1998 and ending on the earlier of October 31, 1999 or the date the Company is acquired, provided that all of the costs and expenses of such services are paid by the Parent. The foregoing access will be subject to government security restrictions and restrictions contained in confidentiality agreements to which the Company is subject and of which Parent has been advised prior to the date of this Restated Agreement; provided that the Company shall use its reasonable best efforts to obtain waivers of such restrictions.

    4.3 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, the Company and ICL on behalf of the Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, but in any event, prior to the Closing, the transactions contemplated by this Restated Agreement and the Company Transaction Agreements including, but not limited to
(i) obtaining the Consent of others to this Restated Agreement, the Company Transaction Agreements and the transactions contemplated hereby and thereby,
(ii) the defending of any Litigation against the Company, ICL, any Subsidiary, or any Shareholder challenging this Restated Agreement, the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the transactions contemplated hereby, (iv) timely making all necessary filings under the HSR Act, and (v) timely making the Exon-Florio Filings and any filings required under the laws of Nova Scotia, and the Investment Canada Act and by the U.S. Department of Commerce's reporting requirements for foreign investments in the United States. Upon the terms and subject to the conditions hereof, the Company and ICL on behalf of the Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. The Company and ICL on behalf of the Shareholders will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving the Company, any Subsidiary or any Shareholder.

    4.4 COMPLIANCE. In consummating the transactions contemplated hereby, the Company and ICL on behalf of the Shareholders shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

    4.5 BENEFIT PLANS. Between the date of this Restated Agreement and through the Closing Date, no discretionary award or grant under any Benefit Plan of the Company or a Subsidiary shall be made without the consent of Parent; nor shall the Company or a Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan. Neither the Company nor any Subsidiary shall make any amendment to any Benefit Plan, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the consent of Parent. Parent acknowledges the granting of the options listed on
SCHEDULE 6.5(b)(i).

    4.6 TAX OPINION CERTIFICATION. Prior to the Closing Date, the Company and the Shareholders shall provide tax counsel rendering an opinion under
SECTION 7.1(l) with a certificate concerning such factual matters as such counsel identifies are relevant to its opinion.

    4.7 SHAREHOLDERS AGREEMENT AND VOTING TRUST AGREEMENTS. The Company and ICL on behalf of the Shareholders shall cause all voting trust agreements between the Shareholders, ICL and the Company and any powers of attorney or other agreements relating to the voting or disposition of the capital stock of the Company (COLLECTIVELY, "THE VOTING TRUST AGREEMENTS") and the Unanimous Shareholders Agreement to be cancelled as of the Closing Date.

    4.8 TRANSFER RESTRICTIONS. In addition to any other restrictions imposed by Law on the Shareholders' ability to transfer any Class A Special Shares or Parent Common Stock received by the Shareholders pursuant to this Restated Agreement and the Exchange and Voting Trust Agreement, each Shareholder agrees that, with respect to Class A Special Shares, the restrictions on transfer set forth in the Exchange and Voting Trust Agreement shall apply.

    4.9 SUBORDINATED LOAN AGREEMENT. The Company shall cause PCP to satisfy all of its obligations under the Subordinated Loan Agreement dated as of November 1, 1998 (THE "SUBORDINATED LOAN AGREEMENT") by and among PCP (f/k/a PCP Acquisition, Inc.), the lenders which are parties thereto (THE "SUBORDINATED LENDERS") and Canterbury Mezzanine Capital, L.P., as agent, including, without limitation, the repayment in full of the Loans (as defined in the Subordinated Loan Agreement) and all interest accrued thereon.

    The Company shall use its reasonable best efforts to cause the Subordinated Lenders to exercise the warrants evidenced by the Warrant Certificates (as defined in the Subordinated Loan Agreement) and to convert the Company Class B stock issued to the Subordinated Lenders thereunder into Company Common Stock.

    4.10 CONDUCT OF BUSINESS OF COMPANY AND THE SUBSIDIARIES. The Company covenants, represents and warrants that from the date of this Restated Agreement through the Closing Date, unless the Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each Subsidiary to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all authorizations and permits necessary for, or otherwise material to, such business.

                   ARTICLE V--ADDITIONAL COVENANTS OF PARENT

    Parent covenants and agrees as follows:

    5.1  CONDUCT OF BUSINESS OF PARENT AND THE ACTIVE PARENT
SUBSIDIARIES. Parent covenants, represents and warrants that from the date of this Restated Agreement through the Closing Date, unless the Company shall otherwise expressly consent in writing, Parent shall, and Parent shall cause each Active Parent Subsidiary to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Parent Authorizations necessary for, or otherwise material to, such business.

    5.2 NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to the Company if any of the following occur from the date of this Restated Agreement through the Closing Date: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Parent Material Contract which could have a Parent Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Restated Agreement; (iii) receipt of any material notice or other communication from any regulatory authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Restated Agreement; (iv) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of an Event which would have a Parent Material Adverse Effect; (v) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of the commencement or threat of which Parent has knowledge of any Litigation involving or affecting Parent or any Parent subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Parent or any Parent subsidiary which, if pending on the date hereof, would have been required to have been disclosed pursuant to
SECTION 3.7; (vi) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of any Event that could cause a breach by Parent of any provision of this Restated Agreement or a Parent Transaction Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Restated Agreement; and (vii) amendment, modification or waiver of any provision of the Ionex Agreement referenced on SCHEDULE 3.7 hereto.

    5.3 ACCESS AND INFORMATION. Between the date of this Restated Agreement and the Closing Date, Parent (i) will, upon reasonable notice, give the Company and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to the offices and other facilities and to all material contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to Parent and the Active Parent Subsidiaries; (ii) will permit the Company to make such reasonable inspections as it may require; and (iii) will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of

Parent and the Active Parent Subsidiaries as the Company may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by Parent or any Active Parent Subsidiary pursuant to the requirements of applicable securities Laws, the NYSE or other securities exchange, in each case as necessary in connection with the transactions contemplated hereby. The foregoing access will be subject to restrictions contained in SECTION 6.7 hereof.

    5.4 COMPLIANCE. In consummating the transactions contemplated hereby, Parent shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Active Parent Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

    5.5 SEC AND SHAREHOLDER FILINGS. Parent shall send to the Company a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC, the NYSE or any other securities commission or exchange.

    5.6 TAX TREATMENT. Prior to the Closing Date, Parent shall provide tax counsel rendering an opinion under Subsection 7.1(l) with a certificate concerning such factual matters as such counsel identifies are relevant to its opinion.

    5.7 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, but in any event, prior to the Closing, the transactions contemplated by this Restated Agreement and the Parent Transaction Agreements including, but not limited to (i) obtaining the Consent of others to this Restated Agreement, the Parent Transaction Agreements and the transactions contemplated hereby and thereby, (ii) the defending of any Litigation against the Parent or any Parent subsidiary, or any Shareholder challenging this Restated Agreement, the Parent Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the transactions contemplated hereby,
(iv) timely making all necessary filings under the HSR Act, and (v) timely making the Exon-Florio Filings and any filings required under the laws of Nova Scotia, the Investment Canada Act and by the U.S. Department of Commerce's reporting requirements for foreign investments in the United States. Upon the terms and subject to the conditions hereof, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Parent will consult with counsel for Company as to, and will permit such counsel to participate in, at the Company's expense, any Litigation referred to in clause (ii) above brought against or involving Parent or any Parent subsidiary.

    5.8 EMPLOYEE BENEFIT PLANS. After the Closing Date, Parent shall arrange for each employee participating in the Benefit Plan of the Company and the Subsidiaries at such time to participate in any counterpart Benefit Plans of Parent in accordance with the eligibility criteria thereof, provided that
(i) such participants shall receive full credit for years of service with the Company or any of the Subsidiaries prior to the transactions contemplated by this Restated Agreement for all purposes for which such service was recognized under the Benefit Plan of the Company and the Subsidiaries including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of the Company and the Subsidiaries, the amount of benefits, and (ii) such participants shall participate in the Benefit Plans of Parent on terms no less favorable than those offered by Parent to similarly situated employees of Parent. Notwithstanding the foregoing, Parent may continue one or more of the Benefit Plans of the Company and the Subsidiaries, in which case Parent shall have satisfied its obligations hereunder with respect to the benefits so provided.

    5.9 EXPENSES. The fees and expenses incurred in connection with the transactions contemplated by this Restated Agreement shall be paid by the party or parties set forth below at the time and subject to the satisfaction of the conditions set forth below:

        (a) If this Restated Agreement becomes effective pursuant to
    SECTION 1.3 hereof, Parent shall pay, at such time as this Restated Agreement becomes effective pursuant to SECTION 1.3, to ICL $75,000, which amount shall represent reimbursement of ICL for services provided to Parent by Edward Truant. The parties hereto agree that Parent shall have no payment obligation with regard to the study of and report on Big Stuff prepared by Ernst & Young LLP.

        (b) If the transactions contemplated by this Restated Agreement are consummated, at Closing Parent shall: (i) pay ICL a fee of $265,000;
    (ii) upon receipt by Parent of an invoice or other similar documentation, reimburse ICL for all other fees and expenses incurred by a party to this Restated Agreement or a stockholder of any such party in connection with the negotiation and effectuation of the terms and conditions of this Restated Agreement and the June 3 YPtel Agreement and the transactions contemplated hereby, including but not limited to all legal, accounting, financial advisory and consulting fees, except for those previously paid pursuant to
    SECTION 5.9(a) hereof; and (iii) upon receipt by Parent of an invoice or other similar documentation, reimburse ICL for expenses incurred by ICL relating to the renegotiation of the Company's and the Subsidiaries' outstanding debt. The fees and expenses described in this SECTION 5.9(b) are referred to collectively hereinafter as the "TRANSACTION FEES AND EXPENSES".

    If the transactions contemplated by this Restated Agreement are not consummated, all Transaction Fees and Expenses shall be and remain the obligation of the respective parties that incurred them.

    5.10  INDEMNIFICATION AND INSURANCE.

        (a) Subject to SECTION 9.1(b), Parent shall cause the Company, to the full extent required under the Company's Articles of Incorporation or Bylaws in effect on the date of this Restated Agreement, to indemnify and hold harmless each present and former director, officer, employee or agent of the Company and the Subsidiaries (COLLECTIVELY, THE "INDEMNIFIED PARTIES") with respect to matters occurring through the Closing Date, for a period of three
    (3) years after the Closing Date.

        (b) For a period of three (3) years after the Closing Date and to the extent available, Parent shall cause the Company to maintain in effect directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to them in any material respect than the terms now applicable to them under the Company's current insurance policies.

                ARTICLE VI--ADDITIONAL COVENANTS OF THE PARENT,
                        THE COMPANY AND THE SHAREHOLDERS

    6.1  REGISTRATION OF SECURITIES.

        (a) On or before the Closing Date, the Parent shall use its reasonable best efforts to cause the following securities to be registered with the SEC under the Securities Act and with the appropriate Governmental Authorities under state blue sky Laws:

        (i) the 15,000,000 shares of Parent Common Stock to be transferred to the Shareholders, whether at Closing or pursuant to the subsequent exchange of the Class A Special Shares; and

        (ii) the 75,000 warrants to purchase 75,000 shares of Parent Common Stock to be granted to the current directors and/or officers of the Company as listed on SCHEDULE 6.5(b)(i) hereof; and

       (iii) the 75,000 shares of Parent Common Stock issuable upon the exercise of the 75,000 warrants referenced in SECTION 6.1(a)(ii) above.

        (b) On or before the Closing Date, the Parent shall use its reasonable best efforts to cause the following securities to be registered with the appropriate Governmental Authorities or exempted from the registration and prospectus requirements under the Canadian and provincial securities Laws and the rules and regulations thereunder:

        (i) Class A Special Shares;

        (ii) Parent Common Stock transferable to the Shareholders by Newco II pursuant to SECTION 1.2(b)(ii) hereof upon exchange by such Shareholder of Company Common Stock; and

       (iii) Parent Common Stock transferable to the Shareholders by Newco II pursuant to SECTION 1.2(b)(ii) hereof upon exchange by such Shareholder of the Class A Special Shares.

        (c) As soon as reasonably practicable after the Closing Date, the Parent shall use its reasonable best efforts to cause the following securities to be registered with the SEC under the Securities Act and with the appropriate Governmental Authorities under state blue sky Laws and where applicable, the Canadian federal and provincial securities Laws and the rules and regulations thereunder:

        (i) the 186,281 warrants to purchase 186,281 shares of Parent Common Stock to be granted to the current directors of the Company as listed on SCHEDULE 6.5(b)(i) attached hereto;

        (ii) the 186,281 shares of Parent Common Stock issuable upon the exercise of the 186,281 warrants referenced in SECTION 6.1(c)(i) above;

       (iii) the 90,000 warrants to purchase 90,000 shares of Parent Common Stock granted to the certain current or former non-employee directors of the Parent pursuant to SECTION 6.9(ii) hereof; and

        (iv) the 90,000 shares of Parent Common Stock issuable upon the exercise of the 90,000 warrants referenced in SECTION 6.1(c)(iii) above.

        (d) The registration statements referenced in SECTIONS 6.1(a)-(c) hereof are hereinafter referred to collectively as the "REGISTRATION STATEMENTS."

        (e) The Registration Statements shall state, if permitted on the applicable registration statement form, that such Registration Statement also registers such indeterminate number of additional shares of Parent Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions with regard to Parent Common Stock or Class A Special Shares.

        (f) The Parent shall promptly prepare and file such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus(es) used in connection with the Registration Statements, as may be necessary to keep the Registration Statements effective at all times during the periods the Class A Special Shares are exchangeable and the warrants and options referenced in SECTIONS 6.1(a)(iii), 6.1(b)(iii), 6.1(c)(ii) and 6.1(c)(iv) are exercisable. The Parent shall use its reasonable best efforts to cause such amendment and/or new registration statements to become effective as soon as practicable following the filing thereof.

        (g)
          (i) On or before the Closing Date, Parent shall cause all Parent Common Stock issuable upon the exercise of the warrants referenced in
       SECTION 6.1(a)(ii) to be listed on each securities exchange on which the Parent Common Stock is then listed for trading.

           (ii) As soon as reasonably practicable after the Closing Date, Parent shall use its reasonable best efforts to cause all Parent Common Stock issuable upon the exercise of the warrants referenced in Sections and 6.1(c)(iii) to be listed on each securities exchange on which the Parent Common Stock is then listed for trading.

    6.2 LEGAL REQUIREMENTS. Subject to the terms and conditions provided in this Restated Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Restated Agreement for the purpose of securing for the parties hereto the benefits contemplated by this Restated Agreement.

    6.3 EXCHANGE AND VOTING TRUST AGREEMENT. At the Closing, Parent, Newco I, Newco II, a trustee mutually satisfactory to Parent and Company, and those Shareholders who will become the holders of all the Class A Special Shares on the Closing Date (by ICL, as attorney-in-fact for certain Shareholders plus The J.L.R. Family Trust and The Paisley Family Trust) shall enter into an Exchange and Voting Trust Agreement substantially in the form of EXHIBIT C attached hereto and which sets forth the agreement of the parties thereto with respect to the procedures for voting the Parent Class B Voting Preferred Stock and the exchange of the Class A Special Shares for Parent Common Stock (THE "EXCHANGE AND VOTING TRUST AGREEMENT").

    6.4 PUBLIC ANNOUNCEMENTS. All press releases and other disseminations of information to employees, customers or suppliers relating to the transactions contemplated by this Restated Agreement by any party hereto shall require the prior approval of Parent and the Company, provided Parent shall have the right to make such public announcements without the approval of the other parties hereto should such disclosure be required by Law or the policies or requirements of Canadian or United States securities regulators, stock exchanges, or other relevant entities in the opinion of Parent's legal counsel. Should such disclosure be required, Parent agrees to provide the others with reasonable advance notice of and a copy of the proposed disclosure.

    6.5 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. Except as expressly contemplated by this Restated Agreement, during the period from the date of this Restated Agreement to the Closing Date, the Company shall conduct, and it shall cause the Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Restated Agreement, and the Company shall, and it shall cause the Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with all Persons with whom it does business. Except as expressly contemplated by this Restated Agreement, and it being acknowledged and agreed by each of the parties to this Restated Agreement that Parent is in the process of a substantial reduction in workforce, and, subject to the sale of the CLEC Operations, Parent shall, and it shall cause the Active Parent Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, consistent with the budget adopted by the Executive Committee of the Board of Directors of Parent, to keep available the services of only those officers, agents and employees whom Parent believes are required to maintain satisfactory relationships with all Persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Restated Agreement, after the date of this Restated Agreement and prior to the Closing Date, (i) neither the Company nor any Subsidiary will, without the prior written consent of Parent; and

(ii) subject to the sale of the CLEC Operations, neither Parent nor any Active Parent Subsidiary will, without the prior written consent of the Company:

        (a) except as provided for in this Restated Agreement, amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

        (b) except as set forth on SCHEDULE 6.5(b)(i), with regard to the Company or the Subsidiaries, or on SCHEDULE 6.5(b)(ii), with regard to Parent or the Parent subsidiaries, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Subsidiary, or of Parent or any Parent subsidiary, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any Subsidiary, or of Parent or any Parent subsidiary, as the case may be;

        (c) except as provided for in this Restated Agreement, split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or to Parent or a Parent subsidiary, as the case may be, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

        (d) except for debt (including, but not limited to, obligations in respect of capital leases) disclosed on the financial statements of the Company delivered to Parent prior to the date of this Restated Agreement and changes thereto occurring in the ordinary course of business, (i) create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases, and indebtedness contemplated by this Restated Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person, except for obligations permitted by this Restated Agreement of any subsidiary or Parent subsidiary, as the case may be, in the ordinary course of business consistent with past practice;
    (iii) except as contemplated in this Restated Agreement, make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary advances to employees made in the ordinary course of business consistent with past practice), PROVIDED the Company will continue to make capital expenditures in accordance with its budget, maintain, upgrade or expand its facilities and those of the Subsidiaries, as the case may be, and otherwise operate in the ordinary course and consistent with past practice; (iv) acquire the stock or assets of, or merge or consolidate with, any other Person except as contemplated in this Restated Agreement and the contemplated WorldPages Acquisition; or (v) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), except in the ordinary course of business;

        (e) except in the ordinary course of business or as set forth in
    SCHEDULE 6.5(e) or as otherwise permitted by this Restated Agreement, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, except the sale of the CLEC Operations, in the case of Parent and the Active Parent Subsidiaries;

        (f) increase in any manner the compensation of any of its officers, agents or employees other than any increases required pursuant to their employment agreements in accordance with their terms in effect on the date of this Restated Agreement and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 10% of the current compensation of such individual or U.S. $10,000 per annum;

        (g) enter into, establish, amend, make non-routine or material interpretations or determinations with respect to, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option, stock purchase, restricted stock, or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate, other than actions contemplated by this Restated Agreement or in the ordinary course of business or those agreements in connection with the WorldPages Acquisition.

        (h) except with regard to the Saville matter referenced on SCHEDULE 3.7 attached hereto, compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation, except routine Litigation in the ordinary course of business consistent with past practice, involving only a payment not in excess of U.S. $50,000 individually or U.S. $100,000 when aggregated with all such payments by the Company and the Subsidiaries combined or Parent and the Active Parent Subsidiaries combined, as the case may be;

        (i) (i) with respect to the Company or the Shareholders, take any action or omit to take any action, which action or omission would result in a breach of any of the covenants, representations and warranties of the Company or Shareholders set forth in this Restated Agreement or which would have a Company Material Adverse Effect and (ii) with respect to Parent, take any action or omit to take any action, which action or omission would result in a breach of any of the covenants, representations and warranties of the Parent set forth in this Restated Agreement or which would have a Parent Adverse Effect;

        (j) except in the ordinary course of business, enter into any lease or other agreement, or amend any lease or other agreement, with respect to real property;

        (k) (i) except as set forth in SECTION 6.5(k)(ii) or SECTION 11.2 hereof, and except in the ordinary course of business, enter into or amend any agreement or transaction (A) pursuant to which the aggregate financial obligation of the Company or a Subsidiary, or of Parent or a Parent Subsidiary as the case may be, or the value of the services to be provided could exceed U.S. $50,000, (B) having a term of more than 12 months and pursuant to which the aggregate financial obligation of the Company or a Subsidiary, or of Parent or a Parent Subsidiary as the case may be, or the value of the services to be provided could exceed U.S. $100,000 per year, or
    (C) which is not terminable upon no more than 30 days' notice without penalty in excess of U.S. $50,000 individually or U.S. $100,000 when aggregated with the penalties under all such agreements or transactions;

            (ii) The parties hereto expressly agree that notwithstanding anything in this Restated Agreement to the contrary, Parent may modify, amend or waive its rights, including those respecting its indemnification obligations, under (A) the Ionex Agreement referenced on SCHEDULE 3.13 attached hereto; (B) the Restated Web YP Agreement; and (C) the Restated Big Stuff Agreement; PROVIDED that such modifications, amendments and/or waivers do not, or would not reasonably be expected to, materially increase Parent's obligations or materially adversely affect Parent's rights under each respective agreement, or otherwise materially affect the consideration to be received under each respective agreement.

        (l) subject to SECTION 6.5(k)(ii) hereof, take any action with respect to the indemnification of any Person;

        (m) change any accounting practices or policies, except as required by generally accepted accounting principles or Laws as agreed to or requested by the Company's or Parent's auditors after consultation with Parent's or the Company's auditors, as the case may be;

        (n) subject to SECTION 6.5(k)(ii) hereof, or except in the ordinary course of business, enter into, amend, modify, terminate or waive any rights under any Company Material Contract or Parent Material Contract;

        (o) adopt a plan of liquidation, dissolution, exchange, consolidation, share exchange, restructuring, recapitalization, or other reorganization; PROVIDED, HOWEVER, that Parent may adopt such a plan and may cause the liquidation or dissolution of any Parent subsidiary if Parent is unable to sell such Parent subsidiary (i) at a price which Parent determines to be reasonable; and (ii) during a time period which Parent determines to be reasonable; or

        (p) resolve, agree, commit or arrange to do any of the foregoing.

    Furthermore, the Company covenants, represents and warrants that from and after the date hereof, unless Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each Subsidiary to, use its or their reasonable best efforts to:

        (A) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

        (B) pay all accounts payable and other obligations in the ordinary course of business consistent with past practice and with the provisions of this Restated Agreement, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Parent; and

        (C) comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Company Permits necessary for, or otherwise material to, such business.

    Furthermore, Parent covenants, represents and warrants that from and after the date hereof, unless Company shall otherwise expressly consent in writing, Parent shall, and Parent shall cause each Active Parent Subsidiary to, use its or their reasonable best efforts to:

        (1) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

        (2) pay all accounts payable and other obligations consistent with prudent cash management principles, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Company; and

        (3) comply in all material respects with all Laws applicable to it or any of its properties, assets or business, except for such Laws the failure to comply with which would not have a Parent Material Adverse Effect, and maintain in full force and effect all Parent Permits necessary for, or otherwise material to, such business, except for such Parent Permits the failure of which to maintain would not have a Parent Material Adverse Effect.

    6.6 NO SOLICITATION OF ACQUISITION PROPOSAL. Unless Parent, the Company, ICL and the ICL Principals shall agree in advance, in writing, neither Parent, the Company, ICL, the ICL Principals nor any of their respective affiliates (including, without limitation, directors, officers, employees, agents, representatives and shareholders or any affiliates or associates thereof) ("ASSOCIATES") shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person (other than the parties to this Restated Agreement and their Associates) relating to any of the following transactions ("EXTRAORDINARY TRANSACTIONS"): (i) liquidation, dissolution, recapitalization, share exchange, business combination, exchange or consolidation of the Company or a Subsidiary or Parent or a Parent subsidiary,
(ii) sale of

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
a significant amount of assets of the Company or a Subsidiary or Parent or a Parent subsidiary, (iii) purchase or sale of shares of capital stock of the Company or a Subsidiary or Parent or a Parent subsidiary, or (iv) any similar actions or transactions involving the Company or a Subsidiary or Parent or a Parent subsidiary (other than the transactions contemplated by this Restated Agreement), or agree to or consummate any Extraordinary Transaction. The parties hereto shall immediately inform Parent and the Company of any inquiry, proposal, or request for information or offer (including the terms thereof and the Person making such inquiry, proposal, request or offer) which it may receive in respect of an Extraordinary Transaction and provide Parent and Company with a copy of any such written inquiries, proposals, requests for information and offers, and thereafter keep Parent and Company fully informed of the status and details thereof. The parties hereto acknowledge and agree that the provisions of this
SECTION 6.6 shall not apply to: (a) the sale of the CLEC Operations by Parent or any Parent subsidiary; (b) the WorldPages Acquisition; or (c) any communications between or actions by Parent (or any Parent subsidiary), the Company and ICL, acting jointly, on the one hand, and any Person not a party to this Restated Agreement, on the other hand, which occurred prior to the date that this Restated Agreement becomes effective pursuant to SECTION 1.3 hereof.

    6.7 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Restated Agreement, (ii) required by Applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange,
(iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Parent and the Company, this Restated Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, Parent and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent, after consultation with the Company, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Transactions contemplated by this Restated Agreement, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Parent, after consultation with the Company, may include a prospectus containing any information required to be included therein with respect to the Transactions contemplated by this Restated Agreement, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. Parent and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Transactions contemplated by this Restated Agreement are not consummated, Parent and the Company shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

    6.8 CAPITAL STOCK AND DERIVATIVE SECURITIES. In addition to the capital stock of Parent to be issued pursuant to ARTICLE I of this Restated Agreement, the Board of Directors of Parent shall have the right to grant or issue (i) the options to acquire shares of Parent Common Stock pursuant to the Parent's

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
1997 Stock Awards Plan which are listed on the attached SCHEDULE 6.5(b)(ii);
(ii) restricted stock valued at, or warrants to purchase up to 90,000 shares of Parent Common Stock at an exercise price of U.S. $6.96 per share to be issued to certain non-employee directors of Parent who were responsible for negotiating the June 3 YPtel Agreement and the WorldPages Acquisition; (iii) the shares of Parent Common Stock issuable upon conversion at Closing of the Great Western Notes at a conversion price of U.S. $5.50 per share; (iv) up to 1,090,909 shares of Parent Common Stock issuable at U.S. $5.50 per share upon redemption of one or more notes which may be issued to the current shareholders of Web and Big Stuff who may lend up to Six Million Dollars (U.S. $6,000,000.00) to Web or Big Stuff as provided in the agreements by which Parent may acquire Web and Big Stuff; (v) the shares of Parent Common Stock to be issued upon exercise of options or warrants to be granted at Closing to those persons and at such exercise prices as listed in SCHEDULE 6.5(b)(i); and (vi) one (1) share of Parent Class B Voting Preferred Stock to be issued to the trustee under the Exchange and Voting Trust Agreement pursuant to SECTION 1.2(c) hereof.

                       ARTICLE VII--CONDITIONS TO CLOSING

    7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CLOSING. The respective obligations of each party to this Restated Agreement to consummate and effect this Restated Agreement and the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

        (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Restated Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Restated Agreement, which makes the consummation of the transactions contemplated by this Restated Agreement illegal.

        (b) EXCHANGE AND VOTING TRUST AGREEMENT. The Exchange and Voting Trust Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

        (c) GOVERNMENT APPROVALS. All consents, other than consents the failure of which to be obtained, in the judgment of Parent, would not have a Company Material Adverse Effect, of any domestic or foreign Governmental Authority required for the consummation of the transactions contemplated by this Restated Agreement shall have been obtained by Final Order.

        (d) RELATED TRANSACTIONS. The acquisition by Parent, or a direct or indirect Subsidiary of Parent, of Web and Big Stuff in a tax free reorganization shall have been consummated and any registration statement(s) required for the registration of Parent Common Stock issued to Web and Big Stuff as consideration in connection with the acquisition by Parent shall have been declared effective and no stop order suspending the effectiveness of such registration statement(s) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and the Great Western Notes shall have been satisfied by the issuance of Parent Common Stock to the Great Western Shareholders.

        (e) FINANCING. Parent and the Active Parent Subsidiaries and the Company and the Subsidiaries shall have received from their lenders (both in Canada and in the United States) an extension of all of their and their subsidiaries' debt owing by them on terms and conditions satisfactory to Parent and the Company or all such debts shall be refinanced on terms satisfactory to Parent and the Company or any consents and approvals required from such lenders is received.

        (f) SHAREHOLDER APPROVAL. All necessary approvals of the Shareholders and the shareholders of Parent in connection with the transactions contemplated by this Restated Agreement shall have been obtained.

        (g) REQUIRED CONSENTS. Any required Consents of any Person to the transactions contemplated by this Restated Agreement shall have been obtained on terms and conditions reasonably acceptable to Parent and the Company and be in full force and effect, except for those the failure of which to obtain, in the reasonable judgment of Parent and Company, would not have a Company Material Adverse Effect or Parent Material Adverse Effect.

        (h) HSR ACT, EXON-FLORIO FILINGS AND INVESTMENT CANADA ACT. A determination that the transactions contemplated by this Restated Agreement are permitted shall have been received from the Committee on Foreign Investment in connection with the Exon-Florio Filings and any waiting period applicable to the transactions contemplated by this Restated Agreement under the HSR Act and the Investment Canada Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the United States Federal Trade Commission or appropriate Canadian Governmental Authorities to prevent the consummation of the transactions contemplated by this Restated Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission or Canadian Governmental Authority, as the case may be.

        (i) REGISTRATION STATEMENT. The Registration Statement(s) shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement(s) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC or any Governmental Authority, whether state, federal, Canadian federal or provincial.

        (j) BLUE SKY. Parent shall have received all state securities Law and Canadian federal or provincial authorizations or exemptions necessary to consummate the transactions contemplated hereby.

        (k) FAIRNESS OPINION. The written opinion received by Parent's Board of Directors from its financial advisors, PaineWebber Incorporated, pursuant to SECTION 1.3 shall not have been withdrawn.

        (l) TAX OPINION. Parent and the Company shall have received an opinion from Cassels Brock & Blackwell based on customary representations contained in certificates of Parent, and the Company, to the effect that, if the transactions contemplated by SECTION 1.2(b) of this Restated Agreement are consummated in accordance with the provisions of this Restated Agreement, the Shareholders who do not immediately exchange the Company Common Stock owned by them for Parent Common Stock pursuant to this Restated Agreement and who are residents of Canada and hold shares as capital property will be able to treat the transactions contemplated by this Restated Agreement as a tax deferred transfer pursuant to Subsection 85(1) utilizing the provisions of Subsection 85(1) of the Income Tax Act [Canada] provided that such Shareholders and Newco II timely make all joint elections.

        (m) NYSE LISTING APPROVAL. Parent shall have received from the NYSE approval for listing with the NYSE of the Parent Common Stock to be issued pursuant to this Restated Agreement, the Restated Web YP Agreement and the Restated Big Stuff Agreement.

        (n) TRANSACTION FEES AND EXPENSES. ICL shall have received payment of the Transaction Fees and Expenses pursuant to SECTION 5.9(b).

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
        (o) SUPPORT AGREEMENT. The Support Agreement, substantially in the form of EXHIBIT D attached hereto, shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

        (p) SALE OF CLEC OPERATIONS. The sale of the CLEC Operations, contemplated under the Ionex Agreement referenced on SCHEDULE 3.13 hereof, shall have closed.

    7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND COMPANY. The obligations of the Company, ICL, the ICL Principals and the Shareholders to consummate and effect this Restated Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Company, ICL, the ICL Principals and a majority of the Shareholders:

        (a)  REPRESENTATIONS, WARRANTIES AND COVENANTS.

           (i) The representations and warranties of Parent in this Restated Agreement that are modified by materiality or Parent Material Adverse Effect ("PARENT MODIFIED REPRESENTATION") shall be true and correct in all respects and those that are not so modified ("PARENT NONMODIFIED REPRESENTATION") shall be true and correct in all material respects on the date hereof and, except for changes not prohibited by this Restated Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of Parent contained in this Restated Agreement, disregarding any qualifications therein or in this SECTION 7.2(a) regarding Materiality or Parent Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Parent Material Adverse Effect; and

           (ii) Parent shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Restated Agreement to be performed or complied with or satisfied by Parent at or prior to the Closing Date. Notwithstanding anything in this Restated Agreement to the contrary, the parties hereto acknowledge and agree that the consummation of the transactions contemplated by this Restated Agreement and subsequent disposition of the CLEC Operations constitutes a significant change from the plans and strategies described in the 1998 Form 10-K such that the representations and warranties of Parent that reference the 1998 Form 10-K will not be true and correct as of the Closing Date as they relate to the plans and strategies of the business of Parent at Closing.

        (b) CERTIFICATE OF PARENT AND OTHER DELIVERIES. The Company, ICL, the ICL Principals and the Shareholders shall have been provided, with (i) a certificate executed on behalf of Parent by an Officer to the effect that, as of the Closing Date, all representations and warranties made by Parent under this Restated Agreement are true and complete except as set forth in
    SECTION 7.2(a); and all covenants, obligations and conditions of this Restated Agreement to be performed by Parent on or before such date have been so performed; (ii) a certificate of good standing from the Secretary of State of the State of Delaware that Parent is a validly existing corporation; (iii) duly adopted resolutions of the Board of Directors of Parent approving the execution, delivery and performance of this Restated Agreement and the Company Transaction Agreements to which it is a party and the instruments contemplated hereby and thereby, certified by its Secretary or Assistant Secretary; and (iv) such other documents and instruments as the Company may reasonably request.

        (c) LEGAL OPINION. The Company and the Shareholders shall have received a legal opinion as to U.S. law issues from Blackwell Sanders Peper Martin LLP, legal counsel to Parent (and if requested by the Company from Canadian legal counsel for Parent as to Canadian law issues), in a form reasonably acceptable to the Company and its legal counsel that addresses matters typically covered in legal opinions in transactions similar to the transactions contemplated by this Restated Agreement, including without limitation, the authority of Parent to enter into this Restated Agreement and the Parent Transaction Agreements and consummate the transactions contemplated hereby and thereby and that the securities referenced in SECTION 6.1(a) or
    SECTION 6.1(b) hereof shall have been registered with the SEC under the Securities Act and shall have been listed for trading on the NYSE on or before the Closing Date.

        (d) KPMG OPINION. Parent shall have received the opinion from KPMG LLP referenced in SECTION 7.3(d) hereof, and such opinion shall not have been withdrawn.

        (e) ICL PAYMENT. Parent shall have paid U.S. $75,000 to ICL, in satisfaction of its obligation under SECTION 5.9(a) hereof.

        (f) OUTSTANDING PARENT STOCK. Not more than the number of shares of Parent as reflected in the 1998 10-K shall be outstanding on a fully diluted basis, except as permitted by SECTION 6.9.

        (g) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any Event that has or reasonably could be expected to have a Parent Material Adverse Effect.

        (h) LITIGATION. Except as set forth on SCHEDULE 3.7 hereof, there shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Transactions contemplated by this Restated Agreement or the other transactions contemplated by the terms of this Restated Agreement which individually or in the aggregate may cause a Material Adverse Effect.

        (i) STOCK OPTIONS. The stock options listed on SCHEDULE 6.5(b)(i) attached hereto shall have been granted by the Parent.

        (j) ASSIGNMENT AND ASSUMPTION AGREEMENTS. To the extent that any Shareholder has transferred shares pursuant to SECTION 1.1(f) hereof, the assignment and assumption agreements referenced in SECTION 1.1(f) shall have been duly executed and delivered by Parent.

    7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate and effect this Restated Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a)  REPRESENTATIONS, WARRANTIES AND COVENANTS.

           (i) The Company Modified Representations shall be true and correct in all respects, and the Company Nonmodified Representations shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Restated Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of the Company or Shareholders contained in this Restated Agreement, disregarding any qualifications therein or in this
       SECTION 7.3(a) regarding materiality or Company Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Company Material Adverse Effect; and

           (ii) The Company and Shareholders shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Restated Agreement to be performed or complied with or satisfied by the Company and Shareholders at or prior to the Closing Date.

        (b) CERTIFICATE OF THE COMPANY AND OTHER DELIVERIES. Parent shall have been provided with (i) a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Closing Date all representations and warranties made by the Company in this Restated Agreement are true and correct; and all covenants, obligations and conditions of this Restated Agreement to be performed by the Company and ICL on behalf of the Shareholders on or before such date have been so performed; (ii) a certificate of good standing from the proper authority in the jurisdictions in which the Company and the Subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Restated Agreement and the Parent Transaction Agreements to which the Company is a party and the instruments contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company;
    (iv) a true and complete copy of the Articles or Certificate of Incorporation or comparable governing instruments, as amended, of the Company and each of the Subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of Parent and each of the Subsidiaries certified by the Secretary thereof; (v) the duly executed Resignations on terms and conditions reasonably acceptable to Parent; and (vi) such other documents and instruments as Parent reasonably may request.

        (c) LEGAL OPINION. Parent shall have received (i) a legal opinion as to Canadian law issues from Cassels Brock & Blackwell, legal counsel to the Company, (and if requested by Parent from U.S. legal counsel for the Company as to U.S. law issues) in a form reasonably acceptable to Parent and its legal counsel that addresses matters typically covered in legal opinions in transactions similar to the transactions contemplated by this Restated Agreement, including without limitation, the authority of all of the Shareholders, the Company and ICL to enter into this Restated Agreement and consummate the transactions contemplated hereby and, if required by Parent, that the shares of Company Common Stock to be transferred to Newco II are subject to the Powers of Attorney; and (ii) an opinion from Barbadian legal counsel that the trustees of the Barbadian Trusts have the authority to execute this Restated Agreement on behalf of the Barbadian Trusts and that the Barbadian Trusts have the authority to enter into this Restated Agreement and the Company Transaction Agreements and consummate the transactions contemplated hereby and thereby and to hold the Parent Common Stock that will be issued to the Barbadian Trusts pursuant to this Restated Agreement.

        (d) KPMG OPINION. Parent shall have received an opinion from KPMG LLP, its independent certified public accountants, that upon completion of the reorganization described in SECTIONS 1.1(a), 1.2(c) and 1.2(d) hereof, Parent can properly file a consolidated income Tax return on behalf of a consolidated group which would include Parent, YPTI and the Subsidiaries and that the YPTI transactions can be accomplished as a tax free reorganization under the Code, and such opinion shall not have been withdrawn.

        (e) LITIGATION. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the transactions contemplated by this Restated Agreement or the other transactions contemplated by the terms of this Restated Agreement which individually or in the aggregate may cause a Parent Material Adverse Effect or a Company Material Adverse Effect.

        (f) NO MATERIAL ADVERSE CHANGE. There shall have not occurred after the date hereof any Event that has or reasonably could be expected to have a Company Material Adverse Effect.

        (g) YPTI TRANSACTIONS. Parent shall have received evidence from the Company reasonably satisfactory to Parent that the YPTI Reclassification has been completed and Parent shall have completed the purchase of the YPTI Common Stock in accordance with SECTION 1.2(d).

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
        (h)  SUBORDINATED LOAN AGREEMENT AND UNANIMOUS SHAREHOLDERS
    AGREEMENT. PCP shall have satisfied all of its obligations under the Subordinated Loan Agreement including, without limitation, the repayment in full of the Loans (as defined in the Subordinated Loan Agreement) and all interest accrued thereon. The Subordinated Lenders shall have exercised the warrants evidenced by the Warrant Certificates (as defined in the Subordinated Loan Agreement) and the Company Class B stock issued to the Subordinated Lenders thereunder shall have been converted into Company Common Stock. The Subordinated Loan Agreement shall be terminated, no party thereto shall have any remaining or continuing rights or obligations thereunder, and all Liens (as defined in the Subordinated Loan Agreement) granted thereunder shall have been released. The Unanimous Shareholders Agreement shall be terminated and no party thereto shall have any continuing rights or obligations thereunder.

        (i) ICL AGREEMENTS. All management and other agreements between ICL and the Company shall have been terminated and no party thereto shall have any continuing rights or obligations thereunder.

        (j) ASSIGNMENT AND ASSUMPTION AGREEMENTS. To the extent that any Shareholder has transferred shares pursuant to SECTION 1.1(f) hereof, the assignment and assumption agreements referenced in SECTION 1.1(f) shall have been duly executed and delivered to Parent.

                   ARTICLE VIII--TERMINATION AND ABANDONMENT

    8.1 TERMINATION. This Restated Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date only as follows:

        (a) by mutual written consent of Company and Parent, duly authorized by the Board of Directors of each;

        (b) by the Company or Parent if the Closing shall not have occurred on or before January 31, 2000, as such date may be extended pursuant to
    SECTION 1.4 (or such other date as may be agreed to by Company and Parent); PROVIDED, THAT, no party may terminate this Restated Agreement under this
    SECTION 8.1(b) if such party's breach of this Restated Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

        (c) by the Company if (i) there are any breaches of any Parent Modified Representation or any material breaches of any Parent Nonmodified Representation, or (ii) Parent has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Parent promptly after the discovery thereof and Parent has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Company within thirty (30) days after receipt of such notice;

        (d) by Parent if (i) there are any breaches of any Company Modified Representations or any material breaches of any Company Nonmodified Representations, or (ii) Company has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Company promptly after the discovery thereof and Company has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Parent within thirty (30) days after receipt of such notice;

        (e) by Company or Parent if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting this Restated Agreement or any of the transactions contemplated by this Restated Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

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
        (f)(i) by the Company if the stockholders of Parent fail to approve the issuance of the Parent Common Stock pursuant to this Restated Agreement or the other transactions contemplated or otherwise referenced herein, as applicable, at the meeting duly convened therefor;

        (f)(ii) by Parent if the stockholders of Parent fail to approve the issuance of the Parent Common Stock pursuant to this Restated Agreement or the other transactions contemplated or otherwise referenced herein, as applicable, at the meeting duly convened therefor;

        (g) by Parent, if Company or its Board of Directors breaches any provision of SECTION 6.6; or

        (h) by the Company, if Parent or its Board of Directors breaches any provision of SECTION 6.6.

    The party desiring to terminate this Restated Agreement pursuant to this
SECTION 8.1 shall give written notice of such termination to the other party in accordance with SECTION 11.1, below.

    8.2 PROCEDURE UPON TERMINATION. In the event of termination pursuant to this ARTICLE VIII, the transactions contemplated by this Restated Agreement shall be abandoned without further action by the Company or Parent, provided that the obligations of the applicable parties to this Restated Agreement contained in ARTICLE IX hereof shall remain in full force and effect. If this Restated Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

                    ARTICLE IX--SURVIVAL OF REPRESENTATIONS
                        AND WARRANTIES; INDEMNIFICATION

    9.1  INDEMNIFICATION BY THE ICL PRINCIPALS.

        (a) If the Closing has occurred, subject to the terms and conditions of this ARTICLE IX, the ICL Principals shall indemnify Parent, and its officers, directors, agents and representatives (THE "INDEMNITEES"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, judgments, and deficiencies (including without limitation amounts paid in settlement and interest and reasonable legal and accounting fees), but which amount shall be offset or reduced by the amount of any insurance proceeds received by Parent in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the ICL Principals or for any other matters referred to elsewhere in this Restated Agreement.

        (b) The ICL Principals acknowledge that their indemnification obligations hereunder are solely in their capacity as former shareholders of the Company, and, accordingly, the indemnification obligations in this
    ARTICLE IX shall not entitle any ICL Principal who was or is a current or former officer, director or employee of the Company to any indemnification from the Company or the Parent pursuant to the organizational or governing documents of the Company or the Parent or pursuant to this Restated Agreement.

    9.2  METHOD OF ASSERTING CLAIMS.

        (a) Prior to the expiration of six (6) months from the Closing Date, each Indemnitee shall give written notice (THE "CLAIM NOTICE") to the ICL Principals, of any and all claims or events known to it which gives rise or may give rise to a claim for indemnification hereunder by the Indemnitee against the ICL Principals (AN "INDEMNIFIABLE CLAIM"). The Claim Notice shall specify the nature and estimated amount of such Damages (THE "CLAIMED AMOUNT"). In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Restated Agreement (A "THIRD-PARTY CLAIM"), prior to

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
    expiration of six (6) months from the Closing Date, the Indemnitee also shall give the ICL Principals, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim.

        (b) Within forty-five (45) days after delivery of a Claim Notice, the ICL Principals shall notify the Parent in writing of their objections, if any, to the claim. If the ICL Principals have no objections to the claim, the ICL Principals shall remit to the Parent the Claimed Amount within thirty (30) days. If the ICL Principals have objections to the claim, the ICL Principals and the Indemnitee shall proceed in good faith to negotiate a resolution of the dispute regarding the claim, and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

    9.3  THIRD PARTY CLAIMS.

        (a) Except as otherwise provided in paragraph (c) below, the ICL Principals may elect to compromise or defend, at the ICL Principals' own expense and by the ICL Principals' own counsel reasonably satisfactory to the Indemnitee, any Third-Party Claim; provided that (i) the ICL Principals provide the Indemnitee with reasonable evidence that the ICL Principals will have the financial resources to defend against such claim and fulfill their indemnification obligations hereunder; and (ii) the giving of a Defense Notice (as defined below) by the ICL Principals shall constitute an acknowledgment by the ICL Principals of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this ARTICLE IX. If the ICL Principals elect to compromise or defend a Third-Party Claim, the ICL Principals shall, within thirty
    (30) days of their receipt of the notice provided pursuant to
    SECTION 9.2(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of their intent to do so (A "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The ICL Principals shall be responsible for the payment of such Indemnitee's actual reasonable out-of-pocket expenses (including reasonable legal and accounting fees) incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by Parent within the meaning of
    SECTION 9.1(a) hereof. After notice from the ICL Principals, to an Indemnitee of their election to assume the defense of a Third-Party Claim, the ICL Principals shall not be liable to such Indemnitee under this
    ARTICLE IX for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof. If the ICL Principals elect not to compromise or defend against a Third-Party Claim, or fail to notify an Indemnitee of their election as provided in this SECTION 9.3, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the ICL Principals (and any amount paid or expenses incurred in connection therewith shall constitute Damages (within the meaning of SECTION 9.1(a) hereof) incurred or suffered by Parent. The ICL Principals may not consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

        (b) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the ICL Principals, and at the cost and expense of the ICL Principals (which costs and expenses, other than legal and accounting fees, shall constitute Damages (within the meaning of SECTION 9.1(a) hereof) to the extent provided therein to defend such Third-Party Claim.

    9.4 SURVIVAL. The representations and warranties of the Company set forth in this Restated Agreement shall survive the Closing and shall continue for six
(6) months following the Closing Date. The representations and warranties shall not be affected by any examination made for or on behalf of Parent or the knowledge of any of Parent's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Schedules to the representations and warranties of the Company and the ICL Principals and Parent agrees that Parent has knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this SECTION 9.4, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

    9.5  LIMITATIONS.

        (a) The ICL Principals shall not be liable under this ARTICLE IX unless and until the aggregate amount of Damages incurred or suffered by Indemnitees exceeds U.S. $100,000. For purposes of the preceding sentence, no independent claims of less than U.S. $10,000 may be made; PROVIDED, HOWEVER, that all claims arising out of a common set of facts shall be aggregated for purposes of determining whether the U.S. $10,000 threshold has been met.

        (b) The ICL Principals' aggregate liability under this ARTICLE IX shall not exceed U.S. $4,125,000. The ICL Principals' liability under this
    ARTICLE IX shall be joint and several; PROVIDED, HOWEVER, that the liability of each of The J.L.R. Family Trust and The Paisley Family Trust under this
    ARTICLE IX shall be limited to (i) Parent Common Stock received on the Closing Date and held by such trust, or Parent Common Stock obtained upon exchange of Class A Special Shares received on the Closing Date, and held by such trust, or (ii) if the Parent Common Stock referred to in clause (i) above has been sold or otherwise transferred, the after-tax proceeds from the disposition of such Parent Common Stock.

        (c) The ICL Principals may, at their option, satisfy their indemnification obligations under this Restated Agreement by (i) the payment of that amount of cash (in U.S. dollars) sufficient to satisfy such indemnification claim, but in any event not exceeding the amount set forth in SECTION 9.5(b) hereof, and subject to the provisions of SECTION 9.5(a) hereof; or (ii) the delivery of stock certificates representing that number of shares of Parent Common Stock or Class A Special Shares sufficient to satisfy such indemnification claim, the value of which shall be determined in accordance with SECTION 9.5(d) hereof; PROVIDED, HOWEVER, that any stock certificates delivered in satisfaction of an indemnification claim must be delivered to Parent within three (3) business days following (as applicable)
    (A) the date calculated in accordance with SECTION 9.2 or SECTION 9.3 hereof, if the claim is not in dispute; (B) resolution of such indemnification claim, whether prior to or following commencement of litigation; or (C) the entry of a final and non-appealable judgment by a court of competent jurisdiction.

           (d)(i) The parties hereto agree that, for purposes of valuing shares of Parent Common Stock delivered pursuant to SECTION 9.5(c) to satisfy any indemnification claims pursuant to SECTION 9.2 or SECTION 9.3, Parent Common Stock shall be valued at a price per share equal to the greater of: (A) the weighted average of the closing prices, as reported on the NYSE, of the Parent Common Stock on the twenty (20) trading days prior to the date on which the stock certificates for the Parent Common Stock are to be delivered pursuant to clause (ii) of SECTION 9.5(c), or (B) $5.50.

           (ii) The parties hereto agree that, for purposes of valuing shares of Class A Special Shares delivered to satisfy any indemnification claims pursuant to SECTION 9.5(c), Class A Special Shares shall be valued at a price per share equal to the greater of: (A) the weighted average of the closing prices, as reported on the NYSE, of the Parent Common Stock into which the Class A Special Shares are exchangeable on the twenty
       (20) days prior to the date
       on which the stock certificates for the Class A Special Shares are to be delivered pursuant to clause (ii) of SECTION 9.5(c), or (B) $5.50.

        (e) No claim for indemnification pursuant to SECTION 9.1 shall be made unless asserted by a written notice given to the ICL Principals on or before six (6) months from the Closing Date. For greater certainty, no Claim Notice may be given after six (6) months from the Closing Date.

    9.6  INDEMNIFICATION BY THE PARENT.

        (a) INDEMNITY. If the Closing has occurred, subject to the terms and conditions of this SECTION 9.6, Parent shall indemnify the Company, the ICL Principals, ICL and the Shareholders from and in respect of all, and hold the Company, the ICL Principals, ICL and the Shareholders harmless against, any and all damages, fines, penalties, losses, liabilities, judgments and deficiencies (including without limitation amounts paid in settlement and interest and reasonable legal and accounting fees) ("ICL PRINCIPAL DAMAGES")resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Parent contained in this Restated Agreement or for any other matters referred to elsewhere in this Restated Agreement.

        (b) SURVIVAL. The representations and warranties of Parent set forth in this Restated Agreement shall survive the Closing and shall continue until six (6) months after Closing Date. The representations and warranties shall not be affected by any examination made for or on behalf of the Company or ICL Principals or the knowledge of any of the Company's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Schedules to the representations and warranties of the Parent, and the Company agrees that the Company has knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this SECTION 9.6, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

        (c) LIMITATIONS. Parent shall not be liable under this SECTION 9.6 unless and until the aggregate amount of ICL Principal Damages incurred or suffered by the ICL Principals exceeds U.S. $100,000. Furthermore, the liability of Parent under this SECTION 9.6 shall not exceed U.S. $4,125,000. No claim for indemnification pursuant to SECTION 9.6 shall be made unless asserted by a written notice given to Parent on or before six (6) months from the Closing Date. For greater certainty, no notice of a claim for indemnification may be given after six (6) months from the Closing Date.

                           ARTICLE X--MUTUAL RELEASE

    10.1  MUTUAL RELEASE OF ALL CLAIMS.

        (a) Parent, for itself and for all of its stockholders, directors, officers, agents, employees, representatives, divisions, subsidiaries, affiliates, insurers, successors and assigns, hereby releases, remises, acquits and forever discharges the Company, ICL and the ICL Principals, and each of them and each of their respective stockholders, directors, officers, agents, employees, representatives, divisions, parents, subsidiaries, affiliates, insurers, successors and assigns, of and from any and all manner of claims, actions, causes of action, suits, debts, dues, accounts, contracts, agreements, continuing obligations, judgments, claims and demands whatsoever, whether in law or in equity, which may exist or may hereafter arise from any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur in connection with the negotiation, execution and performance of their respective obligations under the June 3 YPtel Agreement.

        (b) The Company, ICL and the ICL Principals, each for itself and for all of their respective stockholders, directors, officers, agents, employees, representatives, divisions, subsidiaries, affiliates, insurers, successors and assigns, hereby releases, remises, acquits and forever discharges Parent and its stockholders, directors, officers, agents, employees, representatives, divisions, parents, subsidiaries, affiliates, insurers, successors and assigns, of and from any and all manner of claims, actions, causes of action, suits, debts, dues, accounts, contracts, agreements, continuing obligations, judgments, claims and demands whatsoever, whether in law or in equity, which may exist or may hereafter arise from any matter, fact, circumstance, happening or thing whatsoever occurring or failing to occur in connection with the negotiation, execution and performance of its obligations under the June 3 YPtel Agreement.

        (c) Parent and each of the Company, ICL and the ICL Principals hereby represent, warrant and acknowledge that the mutual covenants and agreements in this ARTICLE X are made in good faith.

    10.2  COVENANT NOT TO SUE.

        (a) Parent hereby agrees that it will not institute any action against the Company, ICL or the ICL Principals, including, but not limited to, any claim for contractual indemnity or implied indemnity, arising out of the June 3 YPtel Agreement.

        (b) Each of the Company, the Shareholders, ICL and the ICL Principals hereby agrees that it will not institute any action against Parent, including, but not limited to, any claim for contractual indemnity or implied indemnity, arising out of the June 3 YPtel Agreement.

    10.3 NO ADMISSION OF LIABILITY. None of Parent, the Company, ICL or the ICL Principals admits liability to any other party hereto and, in fact, each of Parent, the Company, ICL and the ICL Principals denies any liability relating to the June 3 YPtel Agreement.

                        ARTICLE XI--AMENDMENT AND WAIVER

    11.1 AMENDMENT OF THIS RESTATED AGREEMENT. Prior to Parent stockholder approval and except as is otherwise required by Applicable Law, this Restated Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. Following receipt of approval by the Parent shareholders, the parties hereto acknowledge and agree that this Restated Agreement may be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto; PROVIDED, HOWEVER, that any such amendment may not affect a substantive issue under this Restated Agreement, including, but not limited to, the economic consideration to be paid or received hereunder.

    11.2 DEVIATION FROM FORM OF EXCHANGE AND VOTING TRUST AGREEMENT, THE SUPPORT AGREEMENT AND APPENDI A. Parent, the Company, the ICL Principals and ICL agree that (i) the form of Exchange and Voting Trust Agreement attached hereto as EXHIBIT C, the form of Support Agreement attached hereto as EXHIBIT D and the form of Class A Special Shares Certificate of Designation attached hereto as EXHIBIT B represent the agreement of the parties with regard to the material terms and the economics of the Canadian tax deferral transaction; and
(ii) the Exchange and Voting Trust Agreement, the Support Agreement and the Class A Special Shares Certificate of Designation which are executed by the parties may differ from the forms attached hereto as EXHIBIT C, EXHIBIT D and EXHIBIT B, respectively, only to the extent that such deviations (a) involve solely procedural or mechanical elements of the Exchange and Voting Trust Agreement, the Support Agreement and the Class A Special Shares Certificate of Designation or the transactions contemplated thereunder; or (b) do not represent deviations from the forms set forth in EXHIBIT C, EXHIBIT D and EXHIBIT B which affect or may affect a substantive issue under the Exchange and Voting Trust Agreement or which affect or may affect the economic consideration to paid or received under the Exchange and Voting Trust Agreement, the Support Agreement or the Class A Special Shares Certificate of Designation. The parties hereto acknowledge and agree that the terms of this SECTION 11.2 are intended to, and shall, continue to apply following receipt of approval by the Parent shareholders of the terms of this Restated Agreement and the transactions contemplated herein.

    11.3 EXTENSION; WAIVER. At any time prior to the Closing Date, Parent, on the one hand, and the Company, ICL on behalf of the Shareholders and ICL Principals, on the other, may, but shall not be obligated to (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made by such other party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; PROVIDED, HOWEVER, that an extension pursuant to SECTION 1.4 hereof need not be set forth in writing in order to be effective, unless such extension is to a date after March 1, 2000.

                        ARTICLE XII--GENERAL PROVISIONS

    12.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent, to:

           Advanced Communications Group, Inc.
           390 South Woods Mill Road, Suite 150
           St. Louis, Missouri
           USA 63017
           Attn: Mr. Richard O'Neal
           Facsimile: (314) 205-8141

           with a copy to:

           Blackwell Sanders Peper Martin LLP
           720 Olive Street, Suite 2400
           St. Louis, Missouri
           USA 63101-4834
           Attn: Mr. Craig A. Adoor
           Facsimile: (314) 345-6060

        (b) if to the Company and Shareholders, to:

           Imperial Capital Ltd.
           1 First Canadian Place, Suite 5102
           Toronto, Ontario
           Canada M5X 1E3
           Attn: Managing Partner
           Facsimile: (416) 362-8660
           with a copy to:

           Cassels Brock & Blackwell
           Scotia Plaza--Suite 2100
           40 King Street West
           Toronto, Ontario
           Canada M5H 3C2
           Attn: Mr. Maxwell Gotlieb
           Facsimile: (416) 360-8877

    12.2 INTERPRETATION. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Restated Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restated Agreement. All Exhibits and Schedules to this Restated Agreement are hereby incorporated in and made a part of this Restated Agreement as if set forth in full herein. References herein to "dollars", "Dollars", "U.S. $" and "$" shall be deemed, in each case, to mean U.S. dollars, unless expressly stated otherwise herein.

    12.3 COUNTERPARTS. This Restated Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. One or more of the parties hereto may sign this Restated Agreement and deliver this Restated Agreement by facsimile transmission. The parties hereto agree that a facsimile of a signature shall be deemed an original signature.

    12.4 ENTIRE AGREEMENT; ASSIGNMENT. Subject to its becoming effective in accordance with SECTION 1.3 hereof, this Restated Agreement including, but not limited to, the Recitals hereto, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, but not limited to, (A) the June 3 YPtel Agreement; and (B) the Letter of Intent dated April 11, 1999 by and among Parent, the Company, Web, Big Stuff and O'Neal and the Confidentiality Agreement dated April 11, 1999 by and among Parent, the Company, Web, Big Stuff and O'Neal; (ii) are not intended to confer upon any Person not a party hereto any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates, provided Parent shall remain liable hereunder.

    12.5 SEVERABILITY. In the event that any provision of this Restated Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Restated Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as consideration of the Agreement is not materially affected for any party hereof. The parties further agree to replace such void or unenforceable provision of this Restated Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    12.6 OTHER REMEDIES. Subject to the limitations contained in this Restated Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    12.7 GOVERNING LAW. This Restated Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, in connection with any matter based upon or arising out of this Restated Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

    12.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Restated Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    12.9 LIMITATION OF LIABILITY OF TRUSTEE. The parties hereto agree that none of the trustees of any trust referred to in this Restated Agreement has any personal liability or obligations in respect of the obligations of the trusts and that the sole recourse against the trust and the trustees pursuant to this Restated Agreement shall be solely against the ICL Principals. For greater certainty, the term "trust" includes the trustees and where any reference is made herein to an act to be performed by or on behalf of the trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by or on behalf of the trustees, each in his representative capacity as trustee of the trust, and where any reference is made hereto to an act to be performed by or for or on behalf of any of the trustees, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by or for or on behalf of each of the trustees in his capacity as a trustee.

    12.10 TIME OF THE ESSENCE. Time shall be of the essence of this Restated Agreement and every part hereof.

                           ARTICLE XIII--DEFINITIONS

    13.1  DEFINITIONS.

    "Active Parent Subsidiaries" means Feist; FirsTel; Value; Great Western Directories, Inc.; Telecom Resources, Inc.; the Switchboard of Oklahoma
City, Inc.; Long Distance Management of Kansas, Inc.; Long Distance Management II, Inc.; and National Telecom, a proprietorship.

    "Affiliate Agreements" shall have the meaning set forth in SECTION 4.11.

    "Anniversary Date" shall mean the first anniversary of the Closing Date.

    "Associates" shall have the meaning set forth in SECTION 6.6.

    "Barbadian Trusts" means collectively, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust.

    "Benefit Plan" shall mean (i) an employee benefit plan as defined in
Section 3(3) of ERISA, even if, because of some other provision of ERISA, such plan is not subject to any other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock purchase or stock option plan, or any other compensation, welfare, insurance, medical, hospitalization, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of the employer or their beneficiaries or dependents, (b) Multi-employer Plan, or (c) a multiple employer plan as defined in Section 413 of the Code or in any other applicable Law.

    "Big Stuff" shall have the meaning set forth in RECITAL E hereto.

    "Claim Notice" shall have the meaning set forth in SECTION 9.2(a).

    "Claimed Amount" shall have the meaning set forth in SECTION 9.2(a).

    "Class A Special Shares" shall have the meaning set forth in
SECTION 1.1(b).

    "CLEC Operations" shall mean Feist, FirsTel, Valu, and such other non-yellow pages operating subsidiaries or operations of Parent as shall be determined by the Board of Directors of Parent.

    "Closing" shall mean the closing of the transactions contemplated by this Restated Agreement.

    "Closing Date" shall mean the date upon which the Closing actually occurs.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.

    "Company" shall have the meaning set forth in the preamble hereto.

    "Company Common Stock" shall have the meaning set forth in SECTION 1.1(c).

    "Company Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Company and the Subsidiaries taken as a whole, (ii) the ability of Company to perform its obligations set forth in this Restated Agreement and the Company Transaction Agreements (as herein defined), or (iii) the ability to timely consummate the transactions contemplated by this Restated Agreement and the Company Transaction Agreements.

    "Company Material Contract" shall mean a material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal to which Company or any Subsidiary is a party and which is with an affiliate of Company or of a Subsidiary, if the financial obligation of Company or a Subsidiary thereunder or applicable to the assets or properties of Company or a Subsidiary could exceed U.S. $50,000 after the Closing Date or if it provides for recurring monthly revenues to Company or a Subsidiary in excess of U.S. $100,000 or includes any exclusivity or non-competition restrictions applicable to Company or a Subsidiary.

    "Company Modified Representations" shall mean the representations and warranties of the Company and the ICL Principals contained in this Restated Agreement that are modified by materiality or Company Material Adverse Effect.

    "Company Nonmodified Representations" shall mean the representations and warranties of the Company and Shareholders contained in this Restated Agreement that are not modified by materiality or Company Material Adverse Effect.

    "Company Permits" shall mean all permits, certificates, licenses, approvals, and other authorization required in connection with the operation of the business of the Company and the Subsidiaries.

    "Company Real Property Leases" shall have the meaning set forth in
SECTION 2.12(b).

    "Company Tax Goal" shall have the meaning set forth in SECTION 6.8.

    "Company Transaction Agreements" shall have the meaning set forth in
SECTION 2.4.

    "Consent" shall have the meaning set forth in SECTION 2.5.

    "Damages" shall have the meaning set forth in SECTION 9.1(a).

    "Defense Notice" shall have the meaning set forth in SECTION 9.3(a).

    "Enforceability Exceptions" shall have the meaning set forth in
SECTION 2.4.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder.

    "Event" shall have the meaning set forth in SECTION 2.8.

    "Exchange and Voting Trust Agreement" shall have the meaning set forth in
SECTION 6.3.

    "Exon-Florio Filing" shall have the meaning set forth in SECTION 2.5.

    "Extraordinary Transactions" shall have the meaning set forth in
SECTION 6.6.

    "Feist" shall mean Feist Long Distance Service, Inc.

    "Final Order," with respect to any Consent of a Governmental Authority, shall mean an action by the appropriate Governmental Authority as to which:
(i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

    "FirsTel" shall mean FirsTel, Inc.

    "Governmental Authority" shall have the meaning set forth in SECTION 2.5.

    "Great Western Credit Agreement" shall have the meaning set forth in
SECTION 3.6.

    "Great Western Shareholders" shall have the meaning set forth in RECITAL E.

    "Great Western Notes" shall have the meaning set forth in RECITAL E.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "ICL" shall have the meaning set forth in the preamble hereto.

    "ICL Principal Damages" shall have the meaning set forth in SECTION 9.7(a).

    "Income Tax Act [Canada]" shall have the meaning set forth in SECTION 1.6.

    "Indemnifiable Claim" shall have the meaning set forth in SECTION 9.2(a).

    "Indemnitees" shall have the meaning set forth in SECTION 9.1(a).

    "June 3 YPtel Agreement" shall mean the Agreement dated as of June 3, 1999 by and among Parent, the Company, the Shareholders and ICL.

    "Law" shall have the meaning set forth in SECTION 2.6.

    "Litigation" shall have the meaning set forth in SECTION 2.7.

    "Multi-employer Plan" shall mean a multi-employer plan as defined in
Section 3(37) of ERISA or in any other applicable Law.

    "Newco I Common Stock" shall have the meaning set forth in SECTION 1.1(b).

    "Newco II Common Stock" shall have the meaning set forth in SECTION 1.1(b).

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "Observers" shall have the meaning set forth in SECTION 1.5(b).

    "Parent Class B Voting Preferred Stock" shall have the meaning set forth in
SECTION 1.1(a).

    "Parent Common Stock" shall have the meaning set forth in SECTION 3.2.

    "Parent Financial Statements" shall have the meaning set forth in
SECTION 3.8.

    "Parent Guaranty" shall have the meaning set forth in SECTION 3.6.

    "Parent Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Parent and the Active Parent Subsidiaries taken as a whole, (ii) the ability of Parent to perform its obligations set forth in this Restated Agreement and the Parent Transaction Agreements, or (iii) the ability of Parent to timely consummate the transactions contemplated by this Restated Agreement and the Parent Transaction Agreements.

    "Parent Material Contract" shall have the meaning set forth in
SECTION 3.13.

    "Parent Modified Representation" shall have the meaning set forth in
SECTION 7.2(a)(i).

    "Parent Nonmodified Representation" shall have the meaning set forth in
SECTION 7.2(a)(i).

    "Parent Permits" shall have the meaning set forth in SECTION 3.11.

    "Parent Recapitalization" shall have the meaning set forth in
SECTION 1.1(a).

    "Parent Securities Filings" shall have the meaning set forth in
SECTION 3.7.

    "Parent Tax Goals" shall have the meaning set forth in SECTION 6.8(b).

    "Parent Transaction Agreements" shall have the meaning set forth in
SECTION 3.4.

    "PCP" shall have the meaning set forth in RECITAL A.

    "PCP Acquisition Agreement" shall have the meaning set forth in
SECTION 2.16.

    "PCP Closing Date" shall have the meaning set forth in SECTION 2.16.

    "Person" shall mean and include an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Authority.

    "Registration Statements" shall have the meaning set forth in
SECTION 6.1(d).

    "Restated Agreement" shall have the meaning set forth in the preamble hereto.

    "Restated Big Stuff Agreement" shall mean that certain Amended and Restated Acquisition Agreement dated as of October 26, 1999 by and among Parent, ACG Acquisition VII Corp., Big Stuff, Richard O'Neal and Dick Reid.

    "Restated Web YP Agreement" shall mean that certain Amended and Restated Acquisition Agreement dated as of October 26, 1999 by and among Parent, ACG Acquisition VI Corp., Web, Richard O'Neal and Dick Reid.

    "SEC" shall mean the U.S. Securities and Exchange Commission.

    "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

    "Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

    "Shareholders" shall have the meaning set forth in the preamble hereto.

    "Subordinated Lenders" shall have the meaning set forth in SECTION 4.9.

    "Subordinated Loan Agreement" shall have the meaning set forth in
SECTION 4.9.

    "Subsidiaries" shall have the meaning set forth in RECITAL A.

    "Support Agreement" means the Support Agreement to be entered into at the Closing between Parent, Newco II and the Shareholders who are expected to become the holders of Class A Special Shares.

    "Tax Goals" shall have the meaning set forth in SECTION 6.8(b).

    "Third-Party Claim" shall have the meaning set forth in SECTION 9.2(a).

    "Transaction Fees and Expenses" shall have the meaning set forth in
SECTION 5.9(b).

    "Unanimous Shareholders Agreement" shall mean the Unanimous Shareholders Agreement dated as of the 1(st) day of November, 1998 among Imperial Capital Limited, a corporation incorporated under the laws of Ontario, the J.L.R. Family Trust, an inter vivos trust duly formed and organized the laws of Ontario, the Paisley Family Trust, an inter vivos trust duly formed and organized under the laws of Ontario, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust, inter vivos trusts duly formed and organized under the laws of Barbados, Canterbury Mezzanine Capital, L.P. and Canterbury Detroit Partners, L.P., limited partnerships formed under the laws of Delaware, and YPtel Corporation, a corporation incorporated under the laws of Canada, as amended to date.

    "Valu" shall mean, collectively, Valu-line of Louisiana, Inc. and Valu-line of Longview, Inc.

    "Web" shall have the meaning set forth in RECITAL E hereof.

    "WorldPages" shall have the meaning set forth in RECITAL E hereof.

    "YPTI Certificate of Preferred Stock Designation" shall have the meaning set forth in SECTION 1.1(e).

    "YPTI Consideration" shall have the meaning set forth in SECTION 1.2(d).

    "YPTI Preferred Stock" shall have the meaning set forth in SECTION 1.1(e).

    "YPTI Recapitalization" shall have the meaning set forth in SECTION 1.1(e).

                        [SIGNATURES ON FOLLOWING PAGES]

         [Signature pages to the Amended and Restated YPtel Agreement]

    IN WITNESS WHEREOF, Parent, the Company, the Shareholders, the ICL Principals and ICL have caused this Amended and Restated Agreement to be signed by their duly authorized respective officers, if appropriate, all as of the date first written above.

                                                       ADVANCED COMMUNICATIONS GROUP, INC.

                                                       By:  /s/ MICHAEL PRUSS
                                                            -----------------------------------------
                                                            Name: Michael Pruss
                                                            Title: Chief Financial Officer and
                                                            Secretary

                                                       YPTEL CORPORATION

                                                       By:  /s/ DOUGLAS MCINTYRE
                                                            -----------------------------------------
                                                            Title: President & CEO

                                                       SHAREHOLDERS OF YPTEL CORPORATION

                                                       By:  Imperial Capital Limited as
                                                            attorney-in-fact

                                                       By:  /s/ S. LISTER
                                                            -----------------------------------------
                                                            Title:

                                                       THE J.L.R. FAMILY TRUST, by its trustees

                                                       By:  /s/ JEFF ROSENTHAL
                                                            -----------------------------------------
                                                            Jeffrey L. Rosenthal, as trustee and with
                                                            no personal liability

                                                            /s/ MAXWELL GOTLIEB
                                                            -----------------------------------------
                                                            Maxwell Gotlieb, as trustee and with no
                                                            personal liability

                                                       THE PAISLEY FAMILY TRUST

                                                       By:  /s/ S. LISTER
                                                            -----------------------------------------
                                                            Stephen D. Lister, as trustee and with no
                                                            personal liability

                                                            /s/ MAXWELL GOTLIEB
                                                            -----------------------------------------
                                                            Maxwell Gotlieb, as trustee and with no
                                                            personal liability

                                                            /s/ EDWARD TRUANT
                                                            -----------------------------------------
                                                            Edward Truant

                                                            /s/ DOUGLAS MCINTYRE
                                                            -----------------------------------------
                                                            Douglas G. McIntyre

                                                       COLD TRUST

                                                       By:  /s/
                                                            -----------------------------------------
                                                            Concorde Bank Limited, as trustee and with
                                                            no personal liability

                                                            -----------------------------------------
                                                            , as trustee and with no personal
                                                            liability

                                                       GLOBAL INVESTMENT TRUST

                                                       By:  /s/
                                                            -----------------------------------------
                                                            Concorde Bank Limited, as trustee and with
                                                            no personal liability

                                                            -----------------------------------------
                                                            , as trustee and with no personal
                                                            liability and with liability limited to
                                                            its trust assets

                                                       FREEZER TRUST

                                                       By:  /s/ PETER N. BOOS
                                                            -----------------------------------------
                                                            Peter N. Boos, as trustee and with no
                                                            personal liability and with liability
                                                            limited to its trust assets

                                                            /s/ ROSALIND E. JACKSON
                                                            -----------------------------------------
                                                            Rosalind E. Jackson, as trustee and with
                                                            no personal liability and with liability
                                                            limited to its trust assets

                                                       STORAGE TRUST

                                                       By:  /s/ PETER N. BOOS
                                                            -----------------------------------------
                                                            Peter N. Boos, as trustee and with no
                                                            personal liability

                                                            /s/ ROSALIND E. JACKSON
                                                            -----------------------------------------
                                                            Rosalind E. Jackson, as trustee and with
                                                            no personal liability

                                                       DIRECTORY TRUST

                                                       By:  /s/
                                                            -----------------------------------------
                                                            Concorde Bank Limited, as trustee and with
                                                            no personal liability

                                                            -----------------------------------------
                                                            , as trustee and with no personal
                                                            liability and with liability limited to
                                                            its trust assets

                                                       PUBLISHER TRUST

                                                       By:  /s/ PETER N. BOOS
                                                            -----------------------------------------
                                                            Peter N. Boos, as trustee and with no
                                                            personal liability

                                                            /s/ ROSALIND E. JACKSON
                                                            -----------------------------------------
                                                            Rosalind E. Jackson, as trustee and with
                                                            no personal liability

                                                       IMPERIAL CAPITAL LIMITED, a corporation
                                                       incorporated under the laws of the Province of
                                                       Ontario

                                                       By:  /s/ JEFF ROSENTHAL
                                                            -----------------------------------------
                                                            Name: Jeff Rosenthal
                                                            Title: Director

                                                            /s/ JEFF ROSENTHAL
                                                            -----------------------------------------
                                                            Jeffrey L. Rosenthal

                                                            /s/ S. LISTER
                                                            -----------------------------------------
                                                            Stephen D. Lister

ARTICLE I--THE TRANSACTIONS........................................      A-2
   1.1    Transactions Prior to Closing: Corporate....................   A-2
   1.2    Transactions Simultaneous with Closing......................   A-3
   1.3    Effective Date; Fairness Opinion............................   A-4
   1.4    Closing.....................................................   A-4
   1.5    Parent Name Change and Directors............................   A-5
   1.6    Tax Deferred Exchange.......................................   A-5
   1.7    Taking of Necessary Action; Further Action..................   A-6
   1.8    Aggregate Issuable Parent Common Stock......................   A-6
          ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  AND THE ICL PRINCIPALS..........................................       A-6
   2.1    Organization and Good Standing..............................   A-6
   2.2    Capitalization..............................................   A-6
   2.3    Subsidiaries................................................   A-7
   2.4    Authorization; Binding Agreement............................   A-7
   2.5    Governmental Approvals......................................   A-7
   2.6    No Violations...............................................   A-8
   2.7    Litigation..................................................   A-8
   2.8    Absence of Certain Changes or Events........................   A-9
   2.9    Finders and Investment Bankers..............................   A-9
   2.10   Contracts...................................................   A-9
   2.11   Liabilities.................................................   A-9
   2.12   Real Estate.................................................  A-10
   2.13   Corporate Records...........................................  A-10
   2.14   Labor Matters...............................................  A-10
   2.15   Tax.........................................................  A-10
   2.16   PCP Acquisition Agreement...................................  A-10
   2.17   Knowledge...................................................  A-11
ARTICLE III--REPRESENTATIONS AND WARRANTIES OF PARENT..............     A-11
   3.1    Organization and Good Standing..............................  A-11
   3.2    Capitalization..............................................  A-11
   3.3.   Subsidiaries................................................  A-12
   3.4    Authorization; Binding Agreement............................  A-12
   3.5    Governmental Approvals......................................  A-12
   3.6    No Violations...............................................  A-12
   3.7    Securities Filings and Litigation...........................  A-13
   3.8    Parent Financial Statements.................................  A-13
   3.9    Absence of Certain Changes or Events........................  A-14
   3.10   Compliance with Laws........................................  A-14
   3.11   Permits.....................................................  A-14
   3.12   Finders and Investment Bankers..............................  A-14
   3.13   Contracts...................................................  A-14
   3.14   Corporate Records...........................................  A-14
                    ARTICLE IV--ADDITIONAL COVENANTS OF THE COMPANY
  AND THE ICL PRINCIPALS...........................................     A-15
   4.1    Notification of Certain Matters.............................  A-15
   4.2    Access and Information......................................  A-15
   4.3    Reasonable Best Efforts.....................................  A-15
   4.4    Compliance..................................................  A-16
   4.5    Benefit Plans...............................................  A-16
   4.6    Tax Opinion Certification...................................  A-16
   4.7    Shareholders Agreement and Voting Trust Agreements..........  A-16
   4.8    Transfer Restrictions.......................................  A-16
   4.9    Subordinated Loan Agreement.................................  A-16

   4.10   Conduct of Business of Parent and the Parent Subsidiaries...  A-17
ARTICLE V--ADDITIONAL COVENANTS OF PARENT..........................     A-17
   5.1    Conduct of Business of Parent and the Parent Subsidiaries...  A-17
   5.2    Notification of Certain Matters.............................  A-17
   5.3    Access and Information......................................  A-17
   5.4    Compliance..................................................  A-18
   5.5    SEC and Shareholder Filings.................................  A-18
   5.6    Tax Treatment...............................................  A-18
   5.7    Reasonable Best Efforts.....................................  A-18
   5.8    Employee Benefit Plans......................................  A-18
   5.9    Expenses....................................................  A-19
   5.10   Indemnification and Insurance...............................  A-19
        ARTICLE VI--ADDITIONAL COVENANTS OF THE PARENT, THE COMPANY
  AND THE SHAREHOLDERS.............................................     A-19
   6.1    Registration of Securities..................................  A-19
   6.2    Legal Requirements..........................................  A-21
   6.3    Exchange and Voting Trust Agreement.........................  A-21
   6.4    Public Announcements........................................  A-21
   6.5    Conduct of Business Prior to Closing Date...................  A-21
   6.6    No Solicitation of Acquisition Proposal.....................  A-24
   6.7    Confidentiality.............................................  A-25
   6.8    Capital Stock and Derivative Securities.....................  A-25
ARTICLE VII--CONDITIONS TO CLOSING.................................     A-26
   7.1    Conditions to Obligations of Each Party to Closing..........  A-26
   7.2    Additional Conditions to Obligations of Shareholders and
            Company...................................................  A-28
   7.3    Additional Conditions to the Obligations of Parent..........  A-29
ARTICLE VIII--TERMINATION AND ABANDONMENT..........................     A-31
   8.1    Termination.................................................  A-31
   8.2    Procedure Upon Termination..................................  A-32
            ARTICLE IX--SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION....................................................     A-32
   9.1    Indemnification by the ICL Principals.......................  A-32
   9.2    Method of Asserting Claims..................................  A-32
   9.3    Third Party Claims..........................................  A-33
   9.4    Survival....................................................  A-34
   9.5    Limitations.................................................  A-34
   9.6    Indemnification by the Parent...............................  A-35
ARTICLE X--MUTUAL RELEASE..........................................     A-35
  10.1    Mutual Release of All Claims................................  A-35
  10.2    Covenant Not to Sue.........................................  A-36
  10.3    No Admission of Liability...................................  A-36
ARTICLE XI--AMENDMENT AND WAIVER...................................     A-36
  11.1    Amendment of this Restated Agreement........................  A-36
  11.2    Deviation from Form of Exchange and Voting Trust Agreement,
            Support Agreement and Appendix A..........................  A-36
  11.3    Extension; Waiver...........................................  A-37
ARTICLE XII--GENERAL PROVISIONS....................................     A-37
  12.1    Notices.....................................................  A-37
  12.2    Interpretation..............................................  A-38
  12.3    Counterparts................................................  A-38
  12.4    Entire Agreement; Assignment................................  A-38
  12.5    Severability................................................  A-38
  12.6    Other Remedies..............................................  A-38
  12.7    Governing Law...............................................  A-38

  12.8    Rules of Construction.......................................  A-39
  12.9    Limitation on Liability of Trustee..........................  A-39
  12.10   Time of the Essence.........................................  A-39
ARTICLE XIII--DEFINITIONS..........................................     A-39
  13.1    Definitions.................................................  A-39

                                  EXHIBIT LIST

Exhibit A  List of Shareholders
Exhibit B  Form of Class A Special Shares Certificate of Designation
Exhibit C  Form of Exchange and Voting Trust Agreement
Exhibit D  Form of Support Agreement

                                 SCHEDULE LIST

Schedule 2.1         List of the jurisdictions of incorporation or organization and qualification or license of Company and the Subsidiaries
Schedule 2.2         Transfer restrictions
Schedule 2.3(a)      Outstanding capital stock or other interest held by Company
Schedule 2.3(b)      Restrictions on outstanding capital stock
Schedule 2.3(c)      List of irrevocable proxies, voting agreements or similar
                       obligations with respect to capital stock
Schedule 2.5         Governmental Authorities
Schedule 2.6         Required consents
Schedule 2.7         Litigation
Schedule 2.8         List of changes or events
Schedule 2.10        Contracts
Schedule 2.11        Liabilities
Schedule 2.12(b)     Company Real Property Leases
Schedule 2.13        Corporate Records
Schedule 3.2         Capitalization
Schedule 3.3         Subsidiaries
Schedule 3.5         Governmental Approvals
Schedule 3.7         Parent Litigation
Schedule 3.8         Parent Financial Statements
Schedule 3.9         Changes or Events
Schedule 3.13        Contracts
Schedule 6.5(b)(i)   Company Options
Schedule 6.5(b)(ii)  Parent Options
Schedule 6.7(e)      Sale or Encumbrances